                                                                        REDACTED
                                                                         VERSION
================================================================================




                           ASSET PURCHASE AGREEMENT

                         DATED AS OF JANUARY 31, 1994,

                                     AMONG

                           COMPUTERLAND CORPORATION,

                               MERISEL FAB, INC.

                                      AND,

                          FOR PURPOSES OF SECTION 2.2,

                                 MERISEL, INC.




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
                                                                           ----
ARTICLE I     TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
               LIABILITIES AND RELATED MATTERS                               1
     1.1.     Transfer of Assets..........................................   1
     1.2.     Assets Not Being Transferred................................   3
     1.3.     Liabilities Being Assumed...................................   6
     1.4.     Liabilities Not Being Assumed...............................   6
     1.5.     Seller's Continued Performance of Certain Agreements........   7
     1.6.     Use of Name.................................................   7
     1.7.     Instruments of Conveyance and Transfer, Etc.................   8
     1.8.     Further Assurances; Etc.....................................   8
     1.9.     Assignment of Contracts and Rights..........................   8
     1.10.    Collection of Receivables, Royalties, Etc...................   9
     1.11.    Franchisee Audits...........................................   9

ARTICLE II    PURCHASE PRICE; ALLOCATION..................................  10
     2.1.     Purchase Price; Payment.....................................  10
     2.2.     Adjustable Portion of Purchase Price........................  10
     2.3.     Allocation of Purchase Price................................  19

ARTICLE III   REPRESENTATIONS AND WARRANTIES..............................  19
     3.1.     Representations and Warranties of the Seller................  19
     3.2.     Certain Qualifications and Limitations Relating to
               Representations and Warranties of the Seller...............  25
     3.3.     Representations and Warranties of the Buyer.................  26

ARTICLE IV    [INTENTIONALLY OMITTED].....................................  28

ARTICLE V     CONDITIONS PRECEDENT TO CLOSING.............................  28
     5.1.     Conditions to Each Party's Obligations......................  28
     5.2.     Conditions to Obligations of the Buyer......................  29

ARTICLE VI    CLOSING.....................................................  32

ARTICLE VII   INDEMNIFICATION.............................................  33
     7.1.     Indemnification by the Seller...............................  33
     7.2.     Indemnification by the Buyer................................  33
     7.3.     Assertion of Claims.........................................  34
     7.4.     Notice and Defense of Third Party Claims....................  34
     7.5.     Survival of Representations, Warranties and Covenants.......  36
     7.6.     Limitations on Indemnification..............................  36
     7.7.     Remedies Exclusive..........................................  37

ARTICLE VIII  ADDITIONAL POST-CLOSING AGREEMENTS..........................  37
     8.1.     Mutual Protection of Goodwill in Trademarks, Etc............  37
     8.2.     Seller's Restrictive Covenant...............................  38

                                                                           Page
                                                                           ----
     8.3.     Access......................................................  39
     8.4.     Renewals and Assignments of Franchise Agreements............  40
     8.5.     Confidentiality Matters.....................................  41
     8.6.     Sale of Certain Notes and Equity - Right of First Offer.....  41
     8.7.     Change of Name..............................................  42
     8.8.     Vendor Consents.............................................  42
     8.9.     No Solicitation of Employees................................  42
     8.10.    Financial Statements........................................  42

ARTICLE IX    [INTENTIONALLY OMITTED].....................................  43

ARTICLE X     EMPLOYMENT MATTERS..........................................  43
    10.1.     Obligations of Buyer........................................  43
    10.2.     Obligations of Seller.......................................  44

ARTICLE XI    MISCELLANEOUS...............................................  44
    11.1.     Expenses; Transfer Taxes, Etc...............................  44
    11.2.     Entire Agreement............................................  45
    11.3.     Descriptive Headings........................................  45
    11.4.     Notices.....................................................  45
    11.5.     Counterparts................................................  46
    11.6.     Governing Law...............................................  46
    11.7.     Benefits of Agreement.......................................  46
    11.8.     Pronouns....................................................  47
    11.9.     Severability................................................  47
    11.10.    Authorization...............................................  47
    11.11.    Amendment, Modification and Waiver..........................  47
    11.12.    Confidentiality Agreement...................................  48

                                  ATTACHMENTS
                                  -----------

ANNEXES
- -------
Annex 1.1(a)            Trademarks
Annex 1.1(h)            Additional Purchased Assets
Annex 1.1(i)            Patents
Annex 1.1(j)            Notes
Annex 1.2(t)            Additional Excluded Assets
Annex 1.3(c)            Assumed Obligations
Annex 2.3               Allocation of Purchase Price
Annex 5.1(g)            Repurchase Agreements

SCHEDULES
- ---------

Schedule 2.2(b)(i)      Seller's 11-Month Inventory Cost
Schedule 3.1(b)         Authority
Schedule 3.1(c)         Governmental Consents
Schedule 3.1(d)         Financial Statements
Schedule 3.1(e)         Equity Investments
Schedule 3.1(f)         Franchisee Indebtedness
Schedule 3.1(g)         Claims
Schedule 3.1(h)         Reseller Contracts
Schedule 3.1(i)         Intellectual Property Rights
Schedule 3.1(j)         Litigation
Schedule 3.1(k)         Compliance
Schedule 3.1(l)         Seller's Brokers
Schedule 3.1(m)         Absence of Changes
Schedule 3.1(n)         Product Warranty Claims
Schedule 3.1(o)         Franchise Matters
Schedule 3.1(p)         Employee Benefits
Schedule 3.3(d)         Buyer's Financing Commitments
Schedule 3.3(e)         Buyer's Brokers
Schedule 7.6            Trademark Matters
Schedule 8.2            Companies Excluded From Restrictive Covenant
Schedule 8.3(a)         Seller's Contracts Restricting Access
Schedule 8.3(b)         Buyer's Contracts Restricting Access
Schedule 11.7(a)(ii)    Prohibited Transferees
Schedule 11.7(a)(iii)   Permitted Transferees

                                  DEFINITIONS
                                  -----------

           The following terms which may appear in more than one Section of this Agreement are defined in the following Sections:

                                                                 SECTION OR
TERM                                                           OTHER LOCATION
- ----                                                           --------------
Ad Fund Agreement............................................        1.1(e)
Affiliate....................................................        2.2(a)
Audited Financial Statements.................................        4.11
Authorizations...............................................        3.1(k)
Base Volume..................................................        2.2(a)
Baseline Period..............................................        2.2(a)
Bill of Sale and Assumption..................................        1.7
Business Day.................................................       11.4
Buyer........................................................       Caption
Buyer Datago Purchaser.......................................        2.2(a)
Buyer Franchisee.............................................        2.2(a)
Buyer Repurchase Agreements..................................        5.1(g)
Buyer Subject Business.......................................        2.2(a)
Buyer Indemnitees............................................        7.1
Claims.......................................................        3.1(g)
Closing......................................................    Article VI
Closing Date.................................................    Article VI
Commencement Date............................................        2.2(a)
ComputerLand Store...........................................        2.2(a)
Confidential Information.....................................        8.5(b)
Confidentiality Agreement....................................        4.7
Contracts....................................................        1.1
Copyright Assignment.........................................        1.7
Datago Agreements............................................        1.1(c)
Datago Conversion Agreements.................................        1.1(d)
Datago Purchasers............................................        1.1(c)
Designated Territory.........................................        1.1(a)
Earnout Amount...............................................        2.2(d)
Earnout Period...............................................        2.2(a)
Eligible Customer............................................        2.2(a)
Eligible Vendor..............................................        2.2(a)
Eligible Volume..............................................        2.2(a)
Exchange Act.................................................       11.7
Excluded Assets..............................................        1.2
Excluded Obligations.........................................        1.4
Financial Statements.........................................        3.1(d)
First Earnout Period.........................................        2.2(a)
First Year Volume............................................        2.2(a)
Franchise Agreements.........................................        1.1(b)
Franchisees..................................................        1.1(b)
GAAP.........................................................        2.2(a)
Guaranty Agreement...........................................       Recital


                                                                 SECTION OR
TERM                                                           OTHER LOCATION
- ----                                                           --------------
HSR Act......................................................        3.1(c)
Indemnified Party............................................        7.4
Indemnifying Party...........................................        7.3
Inventory Cost...............................................        2.2(a)
Investments..................................................        8.6
Laws.........................................................        3.1(k)
License Agreement............................................        1.6
Losses.......................................................        7.1
Material Adverse Effect......................................        3.2(c)
Merisel......................................................       Recital
Merisel Americas.............................................        5.1(d)
Merisel Group................................................        2.2(g)
Open Distribution............................................        2.2(a)
Open Distribution Vendors....................................        2.2(a)
Operative Contracts..........................................        3.1(h)
Other Distribution Business..................................        2.2(a)
Outside Accountants..........................................        2.2(a)
Proceeding...................................................        7.4(a)
Products.....................................................        2.2(a)
Patent Assignment............................................        1.7
Patents......................................................        1.1(i)
Products.....................................................        2.2(a)
Purchased Assets.............................................        1.1
Reseller Contracts...........................................        3.1(h)
Restriction Period...........................................        8.2(a)
Restrictive Covenant.........................................        2.1
Retained Businesses..........................................       Recital
Second Earnout Period........................................        2.2(a)
Second Year Volume...........................................        2.2(a)
Seller.......................................................       Caption
Seller Indemnitees...........................................        7.2
Seller Repurchase Agreements.................................        5.1(g)
Seller Receivables...........................................        1.10
Services Agreement...........................................        5.1(e)
Stock Purchase Agreement.....................................        5.1(h)
Subject Business.............................................       Recital
Survival Date................................................        7.5
Third Party Resellers........................................        1.1(c)
Trademark Assignment.........................................        1.7
Trademarks...................................................        1.1(a)
Volume Purchase Agreement....................................        5.1(d)

                         ASSET PURCHASE AGREEMENT dated as of January 31, 1994, among COMPUTERLAND CORPORATION, a Delaware corporation (the "Seller"), MERISEL FAB, INC., a Delaware corporation (the "Buyer"), and, for purposes of Section
                         2.2 hereof, MERISEL, INC., a Delaware corporation ("Merisel").


          The Seller is engaged in the sale, distribution and servicing of microcomputer systems and related products and services throughout the world. Through its United States Franchise and Distribution Division, the Seller is engaged in the business (the "Subject Business") of granting franchises to dealers of microcomputer systems and products located in the Designated Territory (as defined in Section 1.1(a)) and conducting the wholesale distribution of microcomputer systems and products to such franchisees and to independent dealers located in the Designated Territory. The Seller desires to sell, transfer, convey and assign to the Buyer, and the Buyer desires to purchase and acquire from the Seller, certain assets and rights of the Seller relating to the Subject Business, subject to the assumption by the Buyer of certain obligations and liabilities of the Seller, in accordance with the terms and subject to the conditions set forth in this Agreement. For convenience of reference, the Seller's businesses other than the Subject Business are referred to herein as the "Retained Businesses".

          The Buyer is a wholly-owned subsidiary of Merisel, which has been organized by Merisel for the purpose of acquiring the Subject Business from the Seller. In connection therewith, and as an inducement for the Seller to execute and deliver this Agreement with the Buyer, Merisel is executing and delivering to the Seller simultaneously herewith a Guaranty Agreement (the "Guaranty Agreement") with respect to the payment and performance by the Buyer of all Guaranteed Obligations (as defined therein), including, without limitation, the obligations of the Buyer under Sections 2.1(b) and 2.2 hereof.

          NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I

                  TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
                        LIABILITIES AND RELATED MATTERS

          1.1.  TRANSFER OF ASSETS.  On the terms and subject to the conditions
                ------------------
of this Agreement, at the Closing, the Seller shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the

Seller's right, title and interest in, to and under the following (and only the following) assets, properties and rights relating to the Subject Business (other than any such assets, properties or rights which constitute Excluded Assets (as defined in Section 1.2)), as the same shall exist immediately prior to the
Closing:

               (a) solely with respect to, and for use in, the 50 states of the United States of America and the District of Columbia (collectively referred to herein as the "Designated Territory"), the name and trademark "ComputerLand" and the other trademarks, tradenames, service marks and logos set forth on ANNEX 1.1(A) (collectively, the "Trademarks"), including
                        ------------
     all issued or pending registrations and applications for registrations relating thereto and all goodwill appurtenant to any of the Trademarks within the Designated Territory and the right to license and assign the name and trademark "ComputerLand", the other Trademarks and the Patents (as defined below) anywhere within the Designated Territory;

               (b) all franchise agreements, including all amendments, addendums and attachments thereto, and all collateral or related agreements with respect thereto of the categories listed on SCHEDULE 3.1(H)
                                                      ---------------
     (collectively, the "Franchise Agreements"), between the Seller and its franchisees (the "Franchisees") located in the Designated Territory (a complete list of which Franchise Agreements as of the date of this Agreement is included in SCHEDULE 3.1(H));
                              ---------------

               (c) subject to Section 1.9(b), all Datago distribution agreements, including all amendments, addendums and attachments thereto, and all collateral or related agreements with respect thereto of the categories listed on SCHEDULE 3.1(H) (collectively, the "Datago
                          ---------------
     Agreements"), between the Seller and its Datago dealers (the "Datago Purchasers"; and the Franchisees and the Datago Purchasers being collectively referred to herein as the "Third Party Resellers") located in the Designated Territory (a complete list of which Datago Agreements as of the date of this Agreement is included in SCHEDULE 3.1(H));
                                               ---------------

               (d) all agreements (the "Datago Conversion Agreements") between the Seller and any of its Franchisees or former Franchisees relating to the conversion of such Franchisees to Datago Purchasers (a complete list of which Datago Conversion Agreements as of the date of this Agreement is included in SCHEDULE 3.1(H));
                 ---------------

               (e) the Ad Fund Trust Account Agreement (the "Ad Fund Agreement") relating to the advertising fund established for the Franchisees under the Franchise Agreements and all cash balances held for the benefit of the Franchisees thereunder to the extent of the Seller's interest therein;

               (f) all signs in the possession of any of the Franchisees which are owned by the Seller, all forms, labels, catalogs, brochures, art work, photographs and advertising material in the Seller's possession to the extent used exclusively in the Subject Business, including the Seller's ACCESS advertising materials used exclusively in the Subject Business, and all copyrights therein with respect to the Designated Territory;

               (g) all training and marketing manuals used exclusively in the Subject Business and all franchise and Datago operating manuals and all copyrights therein with respect to the Designated Territory;

               (h) the furniture, equipment, supplies and other assets set forth on ANNEX 1.1(H);
              ------------

               (i) solely with respect to, and for use in, the Designated Territory, the patents set forth on ANNEX 1.1(I) (collectively, the
                                         ------------
     "Patents"); and

               (j)  those promissory notes listed on ANNEX 1.1(J) (collectively,
                                                     ------------
     the "Notes"), and the agreements listed on ANNEX 1.1(J) relating to the
                                                ------------
     Notes.

The foregoing assets, properties and rights of the Seller to be sold, transferred, conveyed and assigned to the Buyer pursuant to this Section 1.1 are hereinafter collectively referred to as the "Purchased Assets". The Franchise Agreements, the Datago Agreements, the Datago Conversion Agreements and the Ad Fund Agreement are hereinafter collectively referred to as the "Contracts".

          1.2.  ASSETS NOT BEING TRANSFERRED.  Anything contained in Section 1.1
                ----------------------------
to the contrary notwithstanding, no assets, properties or rights (whether real, personal or mixed, tangible or intangible) of the Seller, other than the Purchased Assets, are being sold, transferred, conveyed and assigned to the Buyer under this Agreement. Without limiting the foregoing, the following are specifically excluded from the Purchased Assets:

               (a) all of Seller's right, title and interest in and to the "ComputerLand" name, the other Trademarks and the Patents anywhere in the world outside of the Designated Territory, including all issued and pending registrations and applications for registration relating thereto, all goodwill appurtenant to any of the Trademarks outside the

     Designated Territory and the right to license and assign the "ComputerLand" name, the other Trademarks and the Patents anywhere in the world outside of the Designated Territory, including, without limitation, Puerto Rico, Guam and Saipan;

               (b) all franchise, distribution or other agreements between the Seller and any Franchisee or dealer located anywhere in the world other than in the Designated Territory;

               (c) all inventories, parts, work in process, supplies and shipping containers used by the Seller in the conduct of the Subject Business;

               (d) all cash and cash equivalents of the Subject Business existing prior to the Closing;

               (e) all accounts and notes receivable relating to the Subject Business generated prior to the Closing;

               (f) all equity investments in any Franchisee which are owned by the Seller;

               (g) all satellite dishes owned or leased by the Seller and used in the Seller's satellite television network;

               (h) all assets of the Seller relating to the ComputerLand Learning Network, other than the name "ComputerLand Learning Center";

               (i) all prepaid expenses, advances and deposits made in the conduct of the Subject Business prior to the Closing;

               (j) all purchase orders of the Seller and all other contracts and agreements between the Seller and its vendors;

               (k) all National Accounts Participating Dealer Agreements, MASTER Agreements and Termination and Release Agreements in effect as of the Closing between the Seller and any Franchisee, any former franchisee of the Seller or any Datago Purchaser, including, without limitation, all manuals and materials furnished by the Seller to Franchisees relating to the Seller's National Accounts Program;

               (l) all Participating Store Agreements for the National Service Agreements Program in effect as of the Closing between the Seller and any Franchisee, all National Service Agreements and all manuals and materials furnished by the Seller to Franchisees relating to the Seller's National Service Program;

               (m) all CLTV Participation Agreements in effect as of the Closing between the Seller and any Third Party Resellers with respect to the Seller's satellite television network, and all related program manuals and materials furnished by the Seller to Third Party Resellers, other than the trademark "ComputerLand CLTV";

               (n) all assets of the Seller related to the Seller's Help Desk services, including, without limitation, all agreements for help desk services entered into by Third Party Resellers and all manuals and materials furnished to Third Party Resellers or customers thereof relating to the Seller's Help Desk service;

               (o) the Seller's proprietary store management system software program, all other computer software developed, owned or used by the Seller and all software license agreements relating to any of the foregoing in effect as of the Closing between the Seller and the Third Party Resellers, other than the license agreements between the Seller and the Franchisees for ILS (as defined in the Services Agreement);

               (p) all assets and rights (including, without limitation, contracts) of the Seller used in the Retained Businesses;

               (q) all rights in and to any claims against any Third Party Resellers or any other third party arising out of or relating to transactions or events occurring prior to the Closing;

               (r) except as provided by Section 1.1(f) and the License Agreement, all rights in and to any signs owned by the Seller, whether or not such signs bear any of the Trademarks;

               (s) all rights in and to any demonstration personal computers in the possession of customers of the Subject Business; and

               (t)  those other assets of the Seller listed on ANNEX 1.2(T).
                                                               ------------

The foregoing assets, properties and rights of the Seller which are not to be sold, transferred, conveyed and assigned to the Buyer are herein collectively referred to as the "Excluded Assets".

          1.3.  LIABILITIES BEING ASSUMED.  On the terms and subject to the
                -------------------------
conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, and hereby agrees to perform, pay and satisfy when due, the following liabilities and obligations of the Seller:

               (a) all liabilities and obligations under, arising out of or relating to the Contracts, except for liabilities and obligations arising out of or relating to transactions or events occurring prior to the Closing, including, without limitation, any breach or other violation by the Seller of any of the Contracts occurring prior to the Closing, whether or not any claim for such breach or violation has been asserted at or prior to the Closing;

               (b) all liabilities arising out of or relating to (i) any of the guarantees set forth on ANNEX 1.3(B) hereto with respect to liabilities of
                             ------------
     the primary obligor arising on or after the Closing and (ii) any of the lease obligations set forth on ANNEX 1.3(B) hereto, except that the Buyer
                                    ------------
     shall have no obligation to pay rent under any such lease obligation in excess of the amount of rent payable to the Buyer by the tenant or subtenant with respect thereto;

               (c) those liabilities and obligations relating to employment matters assumed by the Buyer pursuant to Section 10.1; and

               (d) all liabilities and obligations under, arising out of or relating to the agreements listed on ANNEX 1.1(J), except for liabilities
                                          ------------
     and obligations relating thereto arising out of or relating to transactions or events occurring prior to the Closing.

The foregoing liabilities and obligations of the Seller being assumed by the Buyer are hereinafter collectively referred to as the "Assumed Obligations".

          1.4.  LIABILITIES NOT BEING ASSUMED.  Except for the Assumed
                -----------------------------
Obligations, the Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any other liabilities, obligations or commitments of the Seller or the Subject Business of any nature whatsoever, whether known or unknown, or fixed or contingent, including, without limitation, any liabilities, obligations or commitments relating to the ownership, interest in, use or operation of any of the Purchased Assets or the Subject Business prior to the Closing and those liabilities and obligations relating to employment matters retained by the Seller pursuant to Section 10.2 (collectively, the "Excluded Obligations").

          1.5.  SELLER'S CONTINUED PERFORMANCE OF CERTAIN AGREEMENTS.  The Buyer
                ----------------------------------------------------
acknowledges and agrees that following the Closing the Seller may elect, subject to any obligations contained in the Services Agreement, to perform under, and shall be entitled to receive all amounts due under, (a) all National Accounts Participating Dealer Agreements and all MASTER Agreements between the Seller and any Franchisee, (b) all Participating Store Agreements for the National Service Agreements Program between the Seller and any Franchisee and all National Service Agreements, (c) all Help Desk services to be provided under any Help Desk contracts entered into between any Third Party Resellers and any customer thereof prior to the Closing and all Help Desk services pursuant to direct calls from customers of Third Party Resellers and (d) all CLTV Participation Agreements between the Seller and Third Party Resellers relating to the Seller's satellite television network. In connection therewith, the Buyer shall use its reasonable efforts to assist the Seller in collecting any amounts due under such agreements and shall promptly forward to the Seller any such amounts received by the Buyer, with such endorsements of the Buyer as may be necessary for the Seller to receive such payments; PROVIDED, that the Buyer shall not be obligated
                                 --------
to incur any expenses in connection with rendering such assistance.

          1.6.  USE OF NAME.  (a)  At the Closing, the Seller and the Buyer
                -----------
shall enter into a License Agreement (the "License Agreement"), pursuant to which, among other things, the Buyer shall permit the Seller to use, without charge, the "ComputerLand" name and the other Trademarks (other than the "Datago" name) in the Designated Territory in connection with the operation of the Seller's company-owned locations existing as of the Closing for the six-month period following the Closing, and the Buyer shall be restricted from using the "ComputerLand" name and the other Trademarks in certain specified metropolitan areas within the Designated Territory, all in accordance with the terms thereof.

          (b) Anything contained herein to the contrary notwithstanding, the Buyer acknowledges that the Seller has granted a non-exclusive, non-transferable restricted license of the Seller's right, title and interest in and to the use of the name "ComputerLand Express" to Micro Express, Inc. pursuant to the Asset Purchase Agreement dated as of August 31, 1993, between the Seller and Micro Express, Inc. Nothing contained in this Agreement or in the License Agreement shall be deemed to affect such license; PROVIDED, that the Seller shall take
                                        --------
such actions, at the Buyer's expense, as may be reasonably requested by the Buyer to protect the Buyer's rights in the "ComputerLand" name.

          1.7.  INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC.  At the Closing,
                --------------------------------------------
the Seller and the Buyer shall execute and deliver a bill of sale and assumption agreement (the "Bill of Sale and Assumption"), a trademark assignment (the "Trademark Assignment"), a copyright assignment (the "Copyright Assignment") and a patent assignment (the "Patent Assignment"), and the Seller shall execute and deliver such other endorsements, assignments and instruments of transfer as shall be reasonably necessary to transfer the Purchased Assets to the Buyer.

          1.8.  FURTHER ASSURANCES; ETC.  (a)  The Seller shall, at any time and
                ------------------------
from time to time after the Closing, upon the written request of the Buyer, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, such reasonable further acts, deeds, assignments, transfers, conveyances, or assurances as may be reasonably required for (i) the better transferring, assigning, conveying, granting, assuring and confirming to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, the Purchased Assets and (ii) the fulfillment of the purposes of this Agreement. The Buyer shall, at any time and from time to time following the Closing, at the request of the Seller, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, such reasonable further acts, deeds, assumptions or assurances as may be reasonably required for (A) the better assuming by the Buyer of the Assumed Obligations and
(B) the fulfillment of the purposes of this Agreement. Any expenses incurred by the Buyer or the Seller in complying with this Section 1.8 shall be shared equally by the Buyer and the Seller. The Seller shall promptly pay to the Buyer any rent that the Buyer becomes obligated to under any lease obligation listed on ANNEX 1.3(B) in excess of the amount of rent payable to the Buyer by the
   ------------
tenant or subtenant with respect thereto.

          (b) The Seller shall promptly pay or deliver to the Buyer any amounts or items which shall be received by the Seller following the Closing which constitute Purchased Assets and any moneys, checks or other instruments of payment to which the Buyer is entitled after the Closing under the Contracts. The Buyer shall promptly pay or deliver to the Seller any amounts or items which shall be received by the Buyer following the Closing which constitute Excluded Assets.

          1.9.  ASSIGNMENT OF CONTRACTS AND RIGHTS.  (a)  Anything contained in
                ----------------------------------
this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer or assign any Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted transfer or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer thereunder. The Seller and the Buyer shall use reasonable efforts to obtain the consent of any such other party to the transfer or assignment thereof to the Buyer in all cases in which such consent is required; PROVIDED, HOWEVER, that
                                                      --------  -------
neither the Buyer nor the Seller shall be required to incur any further obligations or liabilities in obtaining any such consent, except for ordinary and necessary out-of-pocket expenses incurred in connection therewith, which expenses shall be borne equally by the Buyer and the Seller. In connection therewith, the Seller shall not modify or amend any of the terms of any Contract in order to obtain the consent from such other party to the transfer or assignment of such Contract without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

          (b)  [*]

          1.10.  COLLECTION OF RECEIVABLES, ROYALTIES, ETC.  (a) From and after
                 ------------------------------------------
the Closing, the Buyer shall cooperate with the Seller and use its best efforts to collect (which cooperation shall include the Buyer's assistance in delivering invoices to Third Party Resellers), in a manner consistent with the Seller's practices and policies with respect to the collection of receivables, all accounts receivable, royalties and other fees owed to the Seller by any Franchisee or any Datago Purchaser for sales of products by the Seller to such Franchisee or Datago Purchaser which occurred within [*] days prior to the Closing Date or with respect to any obligation to pay royalties under any Franchise Agreement arising within [*] days prior to the Closing Date (all such amounts being referred to as "Seller Receivables").

          (b)  [*]

          1.11.  FRANCHISEE AUDITS.  During the 24-month period after the
                 -----------------
Closing, the Buyer shall conduct audits of the records of those Franchisees selected by the Seller and for such periods ending on or prior to the Closing as the Seller shall identify to the Buyer; PROVIDED, HOWEVER, that the Buyer shall
                                        --------  -------
not be obligated to conduct more than one audit per Franchisee with respect to any period; PROVIDED FURTHER, HOWEVER, that such audits shall be conducted by
            -------- -------  -------
the Buyer in a manner that is consistent with the methodology used by the Seller in conducting audits of the Franchisees prior to the Closing. The Buyer shall advise the Seller of the results of each such audit in writing within ten days of the completion thereof. The increase of any amount owing by any Franchisee to the Seller determined as a result of any such audit shall be for the benefit of the Seller. All expenses incurred by the Buyer in conducting audits of the records of Franchisees for periods prior to the Closing shall be paid for promptly by the Seller (it being understood that the

______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cost to the Seller of such audits shall not exceed the cost thereof to the Seller prior to the Closing); PROVIDED, HOWEVER, that if the Buyer shall conduct
                              --------  -------
an audit of any Franchisee for any period following the Closing at the same time as the Buyer shall have conducted a pre-Closing audit of such Franchisee, then the Buyer's expenses incurred in conducting such audit shall be allocated proportionately based on the amount of time of the pre-Closing and post-Closing periods being audited.


                                   ARTICLE II

                           PURCHASE PRICE; ALLOCATION

          2.1.  PURCHASE PRICE; PAYMENT.  The purchase price to be paid for the
                -----------------------
Purchased Assets and the restrictive covenant of the Seller set forth in Section
8.2 hereof (the "Restrictive Covenant") shall consist of the following:

               (a)  $80,000,000, PLUS  $187,400 (for the personal property
                                 ----
     referred to in ANNEX 1.1(H)), PLUS  $15,000, payable at the Closing by wire
                    ------------   ----
     transfer of immediately available funds to a bank account designated by the Seller; and

               (b) from zero to $30,000,000 payable following the Closing in accordance with Section 2.2.

          2.2. ADJUSTABLE PORTION OF PURCHASE PRICE.  (a)  As used in this
               ------------------------------------
Section 2.2, the following terms have the corresponding meanings:

               "AFFILIATE" of Merisel or the Buyer means (i) any person or
                ---------
     entity that owns, directly or indirectly, 50% or more of the voting securities of Merisel or the Buyer, (ii) any corporation 50% or more of the voting securities of which are directly or indirectly owned by Merisel, the Buyer or any of their respective Affiliates, and/or (iii) any unincorporated entity that is controlled by Merisel, the Buyer or any of their respective Affiliates, where "control" means the power to direct the management and policies of the entity controlled.

               "BASE VOLUME" means the aggregate Inventory Cost of all Products
                -----------
     sold during the Baseline Period by the Seller and all members of the Merisel Group (including all MASTER Sales (as defined in the Services Agreement) by or for the benefit of the Seller during the Baseline Period) to any entity that was a Franchisee or Datago Purchaser at the time of such sale or was otherwise a franchisee or Datago purchaser of the Seller at the time of such sale, as determined in accordance with Section 2.2(b) (or to any entity that was a customer of any such entity in the case of

     MASTER Sales), and as adjusted after the Closing Date in accordance with
     Section 2.2(i).

               "BASELINE PERIOD" means the 12-month period ending January 31,
                ---------------
     1994.

               "BUYER DATAGO PURCHASER" means and includes (i) any Datago
                ----------------------
     Purchaser and (ii) any other person or entity, other than a Buyer Franchisee, that purchases Products pursuant to a Datago Agreement or any other similar agreement or arrangement.

               "BUYER FRANCHISEE" means and includes (i) any Franchisee and (ii)
                ----------------
     any other person or entity that owns or operates any ComputerLand Store, pursuant to a franchise agreement or any other similar agreement or arrangement.

               "BUYER SUBJECT BUSINESS" means the business of selling, leasing,
                ----------------------
     renting and/or servicing computer hardware, software and/or related products and services, as conducted by the Buyer after the Closing.

               "COMMENCEMENT DATE" means, with respect to any Open Distribution
                -----------------
     Vendor, that date which is 30 days prior to the date on which such Open Distribution Vendor first engages in Open Distribution.

               "COMPUTERLAND STORE" means and includes any current or future
                ------------------
     retail computer store, business center or other location using the trade name "ComputerLand", alone or in conjunction with any other name or mark.

               "EARNOUT AMOUNT" has the meaning ascribed thereto in Section
                --------------
     2.2(d).

               "EARNOUT PERIOD" means the period from the Closing Date through
                --------------
     January 31, 1996, inclusive.

               "ELIGIBLE CUSTOMER" means and includes (A) any Buyer Franchisee
                -----------------
     and (B) any Buyer Datago Purchaser; PROVIDED, HOWEVER, that after the
                                         --------  -------
     Commencement Date applicable to an Open Distribution Vendor, "ELIGIBLE
                                                                   --------
     CUSTOMER" shall also include any person or entity that was a Buyer Datago
     --------
     Purchaser on such Commencement Date, whether or not such person or entity continues to be a Buyer Datago Purchaser thereafter.

               "ELIGIBLE VENDOR" means and includes [*].
                ---------------


______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               "ELIGIBLE VOLUME" means, for any period, the aggregate Inventory
                ---------------
     Cost of (i) all Products sold by all members of the Merisel Group during such period to all Eligible Customers (including all MASTER Sales by or for the benefit of the Seller during such period to any customer of any Eligible Customer) and (ii) the aggregate Inventory Cost of all Products purchased and resold by the Buyer in any period under the Services Agreement to the extent not included in the preceding clause (i). Eligible Volume is subject to adjustment as provided in Section 2.2(h).

               "FIRST EARNOUT PERIOD" means the 12-month period ending January
                --------------------
     31, 1995.

               "FIRST YEAR VOLUME" means Eligible Volume for the First Earnout
                -----------------
     Period.

               "GAAP" means generally accepted accounting principles in the
                ----
     United States applied in a manner consistent with the usual financial and accounting practices of the Seller or Merisel, as the case may be.

               "INVENTORY COST" means, for any product, the invoice price
                --------------
     charged by the vendor of such product to the Seller, the Buyer, Merisel or any Affiliate of Merisel, as applicable, plus customs duties, taxes and currency exchange costs, if any, but without reduction for any marketing development funds or prompt payment discounts provided by the vendor with respect to such product, determined in accordance with GAAP, as adjusted to reflect any price protection relating to such product, determined in accordance with GAAP.

               "MERISEL GROUP" shall mean Merisel, the Buyer and their
                -------------
     respective Affiliates.

               "OPEN DISTRIBUTION" occurs with respect to any Open Distribution
                -----------------
     Vendor when (i) such Open Distribution Vendor adds Merisel or any of its Affiliates (in addition to the Buyer) as a primary distribution source in the Designated Territory authorized to distribute all of the Products of such Open Distribution Vendor that the Buyer is, as of the Commencement Date, authorized to distribute, on substantially the same terms and conditions as such Products are distributed by the Buyer as of the Commencement Date (including terms and conditions imposed by the Open Distribution Vendor) and (ii) all Buyer Franchisees and Buyer Datago Purchasers are authorized to purchase Products sold by such Open Distribution Vendor from Merisel or any of its Affiliates (in addition to the Buyer) under substantially the same terms and conditions imposed by the Open Distribution Vendor.

               "OPEN DISTRIBUTION VENDORS" means and includes [*].
                -------------------------

               "OTHER DISTRIBUTION BUSINESS" means the business of selling,
                ---------------------------
     leasing, renting and/or servicing computer hardware, software and/or related products, as conducted by any member of the Merisel Group (other than the Buyer) during the Earnout Period, other than through the Buyer Subject Business.

               "OUTSIDE ACCOUNTANTS" means any "big six" accounting firm,
                -------------------
     jointly selected by the Seller and the Buyer, that shall not have been retained by the Seller or Merisel within 24 months of the date on which such firm is to be utilized under this Section 2.2.

               "PRODUCTS" means and includes any products supplied by an
                --------
     Eligible Vendor and sold under any brand name owned or used by such Eligible Vendor.

               "SECOND EARNOUT PERIOD" means the 12-month period ending January
                ---------------------
     31, 1996.

               "SECOND YEAR VOLUME" means Eligible Volume for the Second Earnout
                ------------------
     Period.

               (b)(i) Within 60 days after the Closing Date, the Seller shall certify the aggregate Inventory Cost of all Products sold by the Seller to any entity that was a Franchisee or Datago Purchaser at the time of such sale or was otherwise a franchisee or Datago purchaser of the Seller at the time of such sale during the Baseline Period (including all MASTER Sales by or for the benefit of the Seller during the Baseline Period). Any dispute regarding all or any portion of the amount set forth in the certificate delivered by the Seller pursuant to this Section 2.2(b)(i) that cannot be resolved by the Buyer and the Seller within 30 days after delivery of such certificate shall be resolved by the Outside Accountants, whose determination shall be binding and conclusive upon all parties hereto. The Seller shall provide such information to the Outside Accountants relating to the calculation of the amount set forth in the certificate delivered by the Seller pursuant to this Section 2.2(b)(i) as shall be reasonably requested by the Outside Accountants. The costs of any determination by the Outside Accountants pursuant to this Section 2.2(b)(i) shall be borne equally by the Buyer and the Seller. Any certificate delivered by the Seller pursuant to this Section 2.2(b)(i) and not disputed by the Buyer in writing within such 30 days shall be conclusive absent manifest error.

______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (ii) Within 60 days after the Closing Date, Merisel shall certify the aggregate Inventory Cost of all Products sold by all members of the Merisel Group to any entity that was a Franchisee or Datago Purchaser at the time of such sale or was otherwise a franchisee or Datago purchaser of the Seller at the time of such sale during the Baseline Period. Any dispute regarding all or any portion of the amount set forth in the certificate delivered by Merisel pursuant to this Section 2.2(b)(ii) that cannot be resolved by Merisel and the Seller within 30 days after delivery of such certificate shall be resolved by the Outside Accountants, whose determination shall be binding and conclusive upon all parties hereto. Merisel shall provide such information to the Outside Accountants relating to the calculation of the amount set forth in the certificate delivered by Merisel pursuant to this Section 2.2(b)(ii) as shall be reasonably requested by the Outside Accountants. The costs of any determination by the Outside Accountants pursuant to this Section 2.2(b)(ii) shall be borne equally by the Buyer and the Seller. Any certificate delivered by Merisel pursuant to this Section 2.2(b)(ii) and not disputed by the Seller in writing within such 30 days shall be conclusive absent manifest error.

          (iii) The amounts certified by the Seller and Merisel pursuant to Sections 2.2(b)(i) and 2.2(b)(ii), respectively, as finally resolved in accordance with such Sections, together with the amount set forth on SCHEDULE
                                                                     --------
2.2(B)(I), shall be the Base Volume for all purposes hereof.
- ---------

          (c) On or prior to each of April 30, 1995 and April 30, 1996, the Buyer shall deliver to the Seller a certificate executed by an officer of the Buyer setting forth Eligible Volume for the First Earnout Period and the Second Earnout Period, respectively, each of which certificates shall set forth in reasonable detail the basis for the calculation of Eligible Volume for the relevant period, including subtotals for each Eligible Vendor. The Seller shall have 30 days after receipt of either of the foregoing certificates to dispute the amount shown thereon, so long as the amount in dispute involves a minimum of $1 million. If the Seller does not so dispute the amount shown on a certificate delivered pursuant to this Section 2.2(c) (the "Certificate"), then such amount shall be Eligible Volume for the period in question and shall be binding on all parties hereto. If the Seller disputes the amount shown on any certificate delivered pursuant to this Section 2.2(c), then the amount of Eligible Volume for the period in question shall be determined by the Outside Accountants. The Buyer shall provide such information to the Outside Accountants relating to the calculation of Eligible Volume for the period in question as shall be reasonably requested by the Outside Accountants. The Outside Accountants shall confirm the amount of Eligible Volume for such period, and such confirmation shall be binding and conclusive on the Seller and the Buyer. If Eligible Volume for any period, as determined by the Outside Accountants, shall be an amount that is greater than the amount on the Certificate by at least $1 million, then the costs and expenses of the Outside Accountants in determining Eligible Volume for such period shall be borne by the Buyer; otherwise, such costs and expenses shall be borne by the Seller.

          (d) Within two Business Days after the final determination of Eligible Volume pursuant to Section 2.2(c), the Buyer shall pay to the Seller by wire transfer of immediately available funds to an account designated by the Seller an amount (the "Earnout Amount") determined as follows:

     If (A) the net percentage point change determined by comparing the First Year Volume to the Base Volume PLUS (B) the net percentage point change
                                    ----
     determined by comparing the Second Year Volume to the Base Volume shall be equal to or greater than zero, the Buyer shall pay to the Seller $6,000,000

     PLUS an amount equal to $200,000 TIMES the net sum of such percentage point
     ----                             -----
     changes, including a PRO RATA portion of $200,000 for the portion of such
                          --- ----
     increase that is less than a whole percentage point, subject to adjustment as provided in Section 5.7 of the Services Agreement.

The Buyer shall pay to the Seller, in addition to the Earnout Amount, (1) interest on the Earnout Amount, accruing from February 28, 1996 through and including the date of payment, at an annual rate equal to the rate published on February 28, 1996 in the national edition of The Wall Street Journal as the
                                             -----------------------
prime rate in effect on such date plus 2% per annum and (2) all costs of collection, including reasonable attorneys' fees, incurred by the Seller in collecting under or enforcing the provisions of this Section 2.2(d). In no event shall the Earnout Amount exceed $30,000,000 PLUS (x) interest due thereon
                                                  ----
and (y) costs of collection referred to above. The obligations of the Buyer under this Section 2.2 shall not be limited by the provisions of Section 7.6 hereof, nor shall the provisions of Section 7.7 hereof apply to the rights of the Seller in collecting under or enforcing the provisions of this Section 2.2.

          (e) By way of example:

   (A) Base Volume  = 100
       First Year Volume = 120
       Second Year Volume = 130
       Net Percentage Point Increase  = 50 (i.e., the sum of
                                      20, or the 120 over 100,
                                      and 30, or the increase
                                      of 130 over 100)

       Payment:    $6,000,000 plus 50 times $200,000 =  $16,000,000

   (B) Base Volume   = 100
       First Year Volume = 140
       Second Year Volume = 14
       Net Percentage Point Increase  = 80 (i.e., the sum of 40, or the 140
                                      over 100, and 40, or the increase of
                                      the next 140 over 100)

       Payment:    $6,000,000 plus 80 times $200,000 =  $22,000,000

   (C) Base Volume   = 100
       First Year Volume = 160
       Second Year Volume = 60
       Net Percentage Point Increase  = 20 (i.e., the sum of 60, or 160 over
                                      100, and negative 40, or the decrease
                                      of 100 to 60)

       Payment:    $6,000,000 plus 20 times $200,000 =  $10,000,000

   (D) Base Volume   = 100
       First Year Volume = 50
       Second Year Volume = 100
       Net Percentage Point Increase = negative 50 (i.e., the  sum of negative 50, or the decrease of 100 to
                                       50, and 0, or the increase of 100 over
                                       100)

          Payment:   0

          (f) Each of the Buyer and the Seller shall keep accurate records which shall be sufficient for the computation of Eligible Volume for all relevant periods hereunder and, upon reasonable advance notice, shall make such records available to the other and such other's independent public accountants for inspection during normal business hours. The expenses of any such inspection shall be borne by the inspecting party unless such inspection reveals that Eligible Volume for any period certified hereunder was inaccurate by $1 million or more and resulted in or would have resulted in an incorrect payment to or by the inspecting party.

          (g) The parties acknowledge that if any Open Distribution Vendor engages in Open Distribution, the Subject Business and the Other Distribution Business may compete with one another in connection with some or all of the Products of such Open Distribution Vendor. In that regard, during the Earnout Period the Merisel Group will not engage in any practice if it is reasonably established that the principal purpose of such practice is (i) to reduce or minimize the Earnout Amount or (ii) to render the Buyer Subject Business uncompetitive vis-a-vis the Other Distribution Business in a manner that is not reasonably justifiable. Without limiting the generality of the foregoing, the Merisel Group will conduct the Buyer Subject Business and the Other Distribution Business in accordance with the following general guidelines, consistent with reasonable and prudent business practices:

               (iii) The Merisel Group shall not cause or permit the Other Distribution Business to adopt or pursue any programs or policies, or any general terms and conditions with respect to the sale of Products, that alone or in the aggregate, could reasonably be expected to result in incremental sales of such Products being made for net consideration below the marginal cost to the Other Distribution Business of such Products unless such sale is justifiable in light of competitive business conditions or is for the purpose of achieving higher rebate levels or liquidating excess inventory;

              (iv) The Merisel Group shall not prevent or prohibit the Buyer Subject Business from adopting or pursuing any programs or policies, or setting any pricing or other terms and conditions with respect to the purchase or sale of Products, that the management of the Buyer Subject Business reasonably believes to be in the best interests of the Buyer Subject Business, except to the extent that (A) any such programs, policies, pricing or other terms or conditions, alone or in the aggregate, could reasonably be expected to result in incremental sales of Products being made for net consideration below the marginal cost to the Buyer Subject Business of such Products or (B) such programs, policies, pricing or other terms or conditions are not likely to provide the Buyer Subject Business with a competitive return on investment, taking into account, without limitation, the risks associated with such programs, policies, terms and conditions, the impact on the cost structure of the Buyer Subject Business and the capital investment made and to be made in the Buyer Subject Business (including, without limitation, the purchase price payable by Buyer hereunder and the financing costs associated with operating the Buyer Subject Business); and

             (v) For purposes of the guideline set forth in clause (i) above, for any period in which Applicable Revenue (as defined in the Services Agreement) is reasonably projected to be in excess of Baseline Revenue (as defined in the Services Agreement) for such period, the Merisel Group shall assume that the marginal cost to the Other Distribution Business of any incremental sale of such

     Products is at least [*] above the vendor cost of the Products sold (without giving effect to any programs, policies, pricing or other terms or conditions adopted by the Other Distribution Business after the date hereof that would reasonably be expected to increase such marginal cost).

          (h) Anything contained herein to the contrary notwithstanding, if, for any period in which any Open Distribution Vendor engages in Open Distribution, any member of the Merisel Group breaches any of its obligations under Section 2.2(g), the Inventory Cost of those Products of such Open Distribution Vendor sold by any member of the Merisel Group in connection with the Other Distribution Business as a result of such violation will be included in Eligible Volume for such period for all purposes of this Section 2.2. The legal fees and expenses incurred by any party in connection with any legal action involving an alleged breach by the Buyer and/or the Merisel Group, or any member thereof, of Section 2.2(g) shall be borne by the party who shall not prevail in such dispute.

          (i) In the event that, at any time during the Earnout Period, there is a material increase, decrease or change in the product lines of any Eligible Vendor sold under the name of such Eligible Vendor, as a result of any merger, acquisition, divestiture, reorganization or other event, Merisel, the Buyer and the Seller shall cooperate with one another in good faith and use their respective best efforts to agree on an appropriate modification of the products included in measuring the Base Volume and Eligible Volume, so that the comparisons between Base Volume and Eligible Volume provided for in this Section
2.2 shall better serve the purposes of this Section 2.2.

          (j) Anything contained herein to the contrary notwithstanding, during the Earnout Period the Buyer shall not assign or delegate to any other person or entity any rights or interests of the Buyer in, to or under any franchise agreement, distribution agreement or other similar instrument or agreement between the Buyer and any Buyer Datago Purchaser or Buyer Franchisee without the prior written consent of the Seller, and any such assignment or delegation (or attempted assignment or delegation) shall be void ab initio; PROVIDED, HOWEVER,
                                                  -- ------  --------  -------
that the Buyer may make such an assignment or delegation to any member of the Merisel Group without the consent of the Seller so long as all amounts that otherwise would have been included in Eligible Volume (assuming that such member of the Merisel Group was the Buyer) shall continue to be so included; PROVIDED
                                                                      --------
FURTHER, HOWEVER, that the Seller shall not unreasonably withhold its consent to
- -------  -------
any other such assignment or delegation so long as

______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

arrangements are made, to the reasonable satisfaction of the Seller, to provide for the inclusion in Eligible Volume of all amounts that otherwise would have been included in Eligible Volume (assuming that such assignee or delegatee was the Buyer).

          (k) Except as provided in Section 5.7 of the Services Agreement, the obligations of the Buyer and Merisel under this Section 2.2, including, without limitation, the obligation to pay the Earnout Amount and other amounts due under this Section 2.2, shall be absolute and unconditional, without any right of offset whatsoever.

          2.3.  ALLOCATION OF PURCHASE PRICE.  The Purchase Price shall be
                ----------------------------
allocated among the Purchased Assets and the Restrictive Covenant in accordance with the allocation set forth on ANNEX 2.3 hereto and the Seller and the Buyer
                                 ---------
shall prepare their Federal, state and local income tax returns employing such allocation.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller
                --------------------------------------------
represents and warrants to the Buyer as follows:

          (A)  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER OF THE
               -----------------------------------------------------------
SELLER.  The Seller is a corporation duly organized, validly existing and in
- ------
good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Subject Business as now being conducted, to enter into this Agreement, the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement (as defined in Section 5.1(d)), the Sublease (as defined in
Section 5.1(f)), the Services Agreement, the Stock Purchase Agreement (as defined in Section 5.1(h)) and all other instruments related to any of the foregoing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing to do business would have a Material Adverse Effect.

          (B)  AUTHORITY.  The execution, delivery and performance of this
               ---------
Agreement, the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement, the Sublease, the Services Agreement, the Stock Purchase Agreement and all other instruments related to any of the foregoing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been and the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement, the Sublease, the Stock Purchase Agreement and the Services Agreement will be duly and validly executed and delivered by the Seller, and when validly executed and delivered by the Buyer will be valid and binding obligations of the Seller, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. Except as set forth on SCHEDULE 3.1(B), neither the execution, delivery or performance of this Agreement, the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement, the Sublease, the Services Agreement, the Stock Purchase Agreement or all other instruments related to any of the foregoing, nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by the Seller with any provision hereof or thereof will (i) conflict with or result in a breach of the Seller's Restated Certificate of Incorporation or By-laws, (ii) violate, conflict with, result (with or without notice or the passage of time, or both) in a breach of or constitute (with or without notice, the passage of time, or both) a default under (or cause or give rise to any right of termination, cancellation, modification, imposition of fees or penalties or acceleration) the terms of any of the Contracts, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) require any consent, authorization or approval of any third party, including, without limitation, any consent to the assignment of any of the Contracts, other than those which if not obtained would not have a Material Adverse Effect, (iv) violate any Federal, state, local or foreign law, statute, rule, regulation, order, writ, judgment, injunction, award or decree of any court, administrative agency or governmental body applicable to the Seller, any of the Purchased Assets or the Subject Business, the violation of which would have a Material Adverse Effect or would prohibit consummation of the transactions contemplated hereby, (v) affect any license, permit or other governmental authorization or approval or any other right, privilege, agreement or contract in a manner which could reasonably be expected to have a Material Adverse Effect or (vi) result in or require the creation or imposition of any Claim upon the Purchased Assets or the Subject Business.

          (C) NO CONSENT OR APPROVAL REQUIRED.  Except with respect to the
              -------------------------------
filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and expiration of the applicable waiting period thereunder (which expiration, as to this Agreement but not the Stock Purchase Agreement, occurred on November 15, 1993), and except as otherwise disclosed on SCHEDULE 3.1(C), no consent, authorization, approval,
                       ---------------
permit, license, exemption by or other order of, declaration to or filing with any Federal, state, local or foreign governmental authority is required (i) to be obtained by the Seller in connection with the execution, delivery and performance by the Seller of the transactions contemplated by this Agreement, the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement, the Sublease, the Stock Purchase Agreement and the Services Agreement, other than those which if not obtained or made would not have a Material Adverse Effect or (ii) to prevent the termination, cancellation, modification, amendment or waiver of any right, privilege, license, agreement or contract of the Seller with respect to the Subject Business which, if terminated, canceled, modified, amended or waived, could reasonably be expected to have a Material Adverse Effect.

          (D) FINANCIAL INFORMATION.  SCHEDULE 3.1(D) sets forth the
              ---------------------   ---------------
audited statements of revenues and operating expenses of the Subject Business for the fiscal years ended September 30, 1992 and 1993 (collectively, the "Financial Statements"). The Financial Statements, including the notes thereto, were prepared in accordance with the books and records of the Seller in accordance with GAAP and present fairly, in all material respects, the revenues and operating expenses of the Subject Business for the periods indicated.

          (E) EQUITY INVESTMENTS IN FRANCHISEES.  Except as otherwise set
              ---------------------------------
forth on SCHEDULE 3.1(E), the Seller does not own, directly or indirectly, any
         ---------------
capital stock, partnership interest, joint venture interest or other ownership or proprietary interest in any Franchisee. The Seller does not own, directly or indirectly, any capital Stock, partnership interest, joint venture interest or other ownership or other proprietary interest in any Datago Purchaser.

          (F) NOTES RECEIVABLE FROM FRANCHISEES.  SCHEDULE 3.1(F) sets
              ---------------------------------   ---------------
forth a list of each promissory note issued by any Franchisee to the Seller that is outstanding as of the date hereof.

          (G) TITLE TO AND SUFFICIENCY OF PURCHASED ASSETS.  The Seller
              --------------------------------------------
owns and has good, valid and transferrable title to all of the Purchased Assets, free and clear of all security interests, judgments, liens, pledges, claims, licenses or other encumbrances (collectively, "Claims"), except for (i) those Claims set forth on SCHEDULE 3.1(G) and (ii) liens for current taxes not yet due
                    ---------------
and payable.  Except as set forth in SCHEDULE 3.1(G) and except for (A)
                                     ---------------
corporate, administrative and support services heretofore provided to the Subject Business by personnel employed by, and utilizing resources of, the Retained Businesses, and (B) compliance by the Buyer with applicable Federal and state franchise laws, including, without limitation, any regulatory filings required to be made by the Buyer in order to offer franchises in the Designated Territory, and assuming that the Buyer hires and has available to it immediately after the Closing the services of the employees of the Subject Business, the Purchased Assets, together with the services to be provided by the Seller pursuant to the Services Agreement, are sufficient to permit the Buyer to operate the Subject Business immediately after the Closing in a manner substantially similar to the manner in which it is operated by the Seller immediately prior to the Closing;

PROVIDED, HOWEVER, that nothing contained herein shall constitute a
- --------  -------
representation and warranty by the Seller that the Buyer will achieve substantially equivalent operating results in its ownership and management of the Subject Business.

          (H)  CONTRACTS.  SCHEDULE 3.1(H) sets forth the following
               ---------   ---------------
(collectively, the "Operative Contracts"): (i) each Franchise Agreement, Datago Agreement and Datago Conversion Agreement in effect on the date of this Agreement, including any written modifications, amendments or waivers with respect thereto (collectively, the "Reseller Contracts"); (ii) each supply agreement with any vendor pursuant to which the Seller purchases goods for resale to Third Party Resellers in effect on the date of this Agreement; (iii) each agreement or commitment containing a covenant limiting the freedom of the Seller (with respect to the Subject Business) to compete with any person, firm, corporation, partnership, joint venture or other enterprise or engage in any line of business in effect on the date of this Agreement; and (iv) each other contract, commitment or agreement of any nature regardless of amount or subject matter, which is material to the financial condition, results of operations, properties, assets, liabilities (absolute, accrued, contingent or otherwise) or business of the Seller (with respect to the Subject Business) in effect on the date of this Agreement. Except as set forth on SCHEDULE 3.1(H), (A) the Seller
                                                ---------------
has performed in all material respects all obligations required to be performed by it to date and is not in breach of or default under (nor, to the Seller's knowledge, is the Seller alleged to be in default, nor has any event occurred which, immediately, or upon the giving of notice or the passage of time or both, would constitute a default) under any Operative Contract where such failure to perform, breach or default, when taken together with all other existing failures to perform, breaches and defaults by the Seller under any Operative Contracts or such other instruments, agreements or contracts, could reasonably be expected to have a Material Adverse Effect, (B) to the Seller's knowledge, no other party is in default under any Operative Contract where such default, when taken together with all other defaults by other parties to any Operative Contracts or such other instruments, agreements or contracts, could reasonably be expected to have a Material Adverse Effect, (C) each Operative Contract is a valid and binding obligation of the Seller, enforceable against the

Seller in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto and (D) the Seller has not previously assigned or transferred any of its right, title or interest in and to any of the Contracts to any third party. Except as set forth on SCHEDULE 3.1(H), the Seller has made available to the
                       ---------------
Buyer true and complete copies of all Operative Contracts and all contracts referred to in Sections 1.2(k) through (o). Each of the Seller and, to the knowledge of the Seller, the Trustee (as defined in the Ad Fund Agreement) has complied in all material respects with their obligations under the Ad Fund Agreement and is not in breach or default under (nor, to the Seller's knowledge, is the Seller or the Trustee alleged to be in default under) the Ad Fund Agreement.

          (I) INTELLECTUAL PROPERTY RIGHTS.  Except for the logo "Network
              ----------------------------
Centers of Excellence", which is not being transferred to the Buyer, the Trademarks, the copyrights constituting a portion of the Purchased Assets (the "Copyrights") and the Patents constitute all of the material names, trademarks, tradenames, service marks, logos, copyrights and patents presently used by the Seller in the Subject Business. Except as set forth on SCHEDULE 3.1(I), (A) the
                                                        ---------------
Seller has the right to use the Trademarks in the conduct of the Subject Business in the Designated Territory, to sell and license the same in the Designated Territory to third parties and to bring actions for the infringement in the Designated Territory thereof and to prevent others from making, using or selling articles which infringe on the Patents, (B) there is no pending claim against the Seller alleging that any of the Trademarks or the Patents infringe on any intellectual property rights of any party nor, to the Seller's knowledge, is any such claim threatened, (C) to the Seller's knowledge, no party is infringing on the rights of the Seller in the Trademarks or the Patents in the Designated Territory, (D) except pursuant to the Reseller Contracts and as described in Section 1.6(b), the Seller has not granted any license or right to use any Trademark or Patent in the Designated Territory, (E) the Seller has no knowledge of any claim by any other person that such other person is the legal owner of any interest in any of the Trademarks or the Patents and (F) each of the Trademarks is in use by the Seller in the Designated Territory.

          (J) LITIGATION, ETC.  Except as set forth on SCHEDULE 3.1(J),
              ----------------                         ---------------
there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Seller's knowledge, threatened, against the Seller with respect to the Subject Business or the Purchased Assets, whether at law or in equity, or before or by any Federal, state, municipal or other governmental authority or

(ii) judgments, decrees, injunctions or orders of any court or governmental authority against the Seller which affect the Purchased Assets or the Subject
 Business.

          (K) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.  Except as set
              ---------------------------------------
forth on SCHEDULE 3.1(K), the Seller, in its conduct of the Subject Business,
         ---------------
(i) has complied in all material respects with all applicable Federal, state and local laws, ordinances, regulations, rules, statutes and orders (collectively, "Laws") applicable to its conduct of the Subject Business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect, and
(ii) has not received any written notice or complaint from any Federal, state or local governmental authority alleging that the Seller's conduct of the Subject Business is in violation of any Law.

          (L) BROKERS.  Except as set forth on SCHEDULE 3.1(L), the Seller
              -------                          ---------------
has not engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (M) ABSENCE OF CERTAIN CHANGES.  Except as set forth on SCHEDULE
              --------------------------                          --------
3.1(M), since September 30, 1993, the Seller (solely in respect of the Subject
- ------
Business and the Purchased Assets) has not:

               (i)  suffered any Material Adverse Effect;

               (ii) suffered any theft, damage, destruction or casualty loss, which materially adversely affects the Subject Business or the Purchased Assets;

               (iii) sold, leased, transferred or otherwise disposed of any Purchased Asset except in the ordinary course of business, consistent with past practice;

               (iv) permitted any Purchased Asset to be subject to any Claim the imposition of which could reasonably be expected to have a Material Adverse Effect;

               (v) entered into, terminated, canceled, modified (in a manner materially adverse to the Seller), relinquished or waived or received notice of, or request for, termination, cancellation, modification, relinquishment or waiver of any substantial right or claim of the Subject Business or any Contract;

               (vi) been subject to any labor dispute, material work stoppage or threat thereof by or with respect to employees of the Subject Business;

               (vii) settled on its own behalf any material action or proceeding; or

               (viii) made any agreement to take any of the actions described in this Section 3.1(m).

          (N) PRODUCT WARRANTIES.  Except as set forth on SCHEDULE 3.1(N),
              ------------------                          ---------------
there is no pending claim against the Seller (with respect to the Subject Business) on account of product warranties or with respect to the sale by the Seller of defective or inferior products that would have a Material Adverse Effect, and to the knowledge of the Seller, there is no such threatened claim that could reasonably be expected to have a Material Adverse Effect.

          (O) FRANCHISE MATTERS.  (i)  SCHEDULE 3.1(O) contains a copy of
              -----------------        ---------------
the Seller's Franchise Offering Circular as most recently filed with the California Department of Corporations, together with all exhibits thereto (the "California Offering Circular"). Each of the franchise offering circulars, together with the exhibits thereto, other than the franchise agreements attached as exhibits thereto, used by the Seller on the date hereof in the Designated Territory are substantially similar in all material respects to the California Offering Circular. SCHEDULE 3.1(O) sets forth a true and complete list of all
                    ---------------
formal filings made by the Seller after December 31, 1992 with any state or Federal regulatory authority with respect to franchising matters. True and complete copies of any formal orders of state or Federal regulatory authorities issued after December 31, 1992 with respect to such filings are attached to

SCHEDULE 3.1(O).
- ---------------

          (ii)  SCHEDULE 3.1(O) hereof sets forth a list of all Franchise
                ---------------
Agreements, Datago Agreements and Datago Conversion Agreements terminated or not renewed and any notices of such termination or non-renewal received by the Seller during the 12 months ending on the date of this Agreement.

          (P)  EMPLOYEE BENEFITS.  SCHEDULE 3.1(P) contains a list of each
               -----------------   ---------------
employee benefit plan of general applicability made available to employees of the Subject Business by the Seller as of the date hereof.

          3.2.  CERTAIN QUALIFICATIONS AND LIMITATIONS RELATING TO
                --------------------------------------------------
REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The representations and
- --------------------------------------------
warranties of the Seller set forth in Section 3.1 hereof are subject to Article VII and the following limitations and qualifications:

          (A)  NO OTHER REPRESENTATIONS AND WARRANTIES.  Neither the Seller
               ---------------------------------------
nor any of its officers, directors, stockholders, employees or agents makes any representation or warranty (express or implied) to the Buyer or any other party relating to the transactions contemplated hereby, except as specifically made in
Section 3.1 hereof and the Schedules related thereto or in any agreement delivered pursuant to this Agreement. Without limiting the foregoing, except as specifically made in Section 3.1, neither the Seller nor any of its officers, directors, stockholders, employees or agents makes any representation or warranty with respect to (i) the Confidential Information Memorandum dated June 1993 or other materials or supplements circulated in connection therewith or
(ii) any estimates, projections, forecasts, operating plans or budgets concerning financial or other information relating to the Subject Business delivered or made available to the Buyer or otherwise obtained by the Buyer.
The Buyer acknowledges and agrees that (a) it has been furnished with or been given adequate access to such information concerning the Purchased Assets, the Assumed Obligations and the Subject Business as it has requested and (b) it has made its own independent investigation of the Purchased Assets, the Assumed Obligations, the Subject Business and the representations and warranties of the Seller set forth in Section 3.1. No investigation by the Buyer shall affect or be deemed to modify any representation or warranty made by the Seller in this Agreement (or any other agreement or instrument contemplated hereby).

          (B)  DEFINITION OF KNOWLEDGE.  As used in Section 3.1, the term
               -----------------------
"to the Seller's knowledge" shall mean the actual knowledge of the persons set forth on SCHEDULE 3.2(B) and such knowledge as would be obtained by such persons
         ---------------
in exercising reasonable diligence in the ordinary course of their employment by the Seller, including, without limitation, their review of the accuracy of the Seller's representations and warranties set forth in this Agreement.

          (C)  DEFINITION OF MATERIAL ADVERSE EFFECT.  As used in Section
               -------------------------------------
3.1, the term "Material Adverse Effect" shall mean a material adverse effect on the Purchased Assets or on the business, results of operations, financial condition or prospects of the Subject Business, in each case taken as a whole.

          (D)  DISCLOSURE GENERALLY; AMENDMENT OF SCHEDULES.  If, and to the
               --------------------------------------------
extent that, any information required to be furnished in any section or subsection of the Schedules relating to the representations and warranties set forth in Section 3.1 is set forth in this Agreement, any other section or subsection of such Schedules or any exhibit or annex hereto, such information shall be deemed to be disclosed in the section or subsection of the Schedules which require such disclosure. The inclusion of any information in such Schedules or any part thereof shall not be deemed to be an admission or indication of the materiality thereof or to create a standard of disclosure generally.

          3.3.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer
                -------------------------------------------
represents and warrants to the Seller as follows:

          (A)  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER OF THE
               -----------------------------------------------------------
BUYER.  The Buyer is a corporation duly organized, validly existing and in good
- -----
standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement, the Bill of Sale and Assumption, the License Agreement, the Sublease, the Services Agreement and all other instruments related to any of the foregoing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (B)   AUTHORITY.  The execution, delivery and performance of this
                ---------
Agreement, the Bill of Sale and Assumption, the License Agreement, the Sublease, the Services Agreement and all other instruments related to any of the foregoing, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been and the Bill of Sale and Assumption, the License Agreement, the Sublease, and the Services Agreement will be duly and validly executed and delivered by the Buyer, and when validly executed and delivered by the Seller will be valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. Neither the execution, delivery or performance by the Buyer of this Agreement, the Bill of Sale and Assumption, the License Agreement, the Sublease, the Services Agreement or all other instruments related to any of the foregoing, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof will (i) conflict with or result in a breach of the articles of incorporation or by-laws of the Buyer, (ii) violate, conflict with, result (with or without notice or the passage of time, or both) in a breach of or constitute (with our without notice, the passage of time, or both) a default under (or cause or give rise to any right of termination, cancellation or acceleration) under the terms of any material contract or indenture to which the Buyer is a party which could reasonably be expected to impair the ability of the Buyer to consummate the transactions contemplated hereby or perform its obligations hereunder or have a Material Adverse Effect, (iii) require any consent, authorization or approval of any third party, other than those which if not obtained would not have a Material Adverse Effect, (iv) violate any provision of any Federal, state, local or foreign law, statute, rule or regulation or order, writ, judgment, injunction, award or decree of any court, administrative agency or governmental body applicable to the Buyer or would prohibit consummation of the transactions contemplated hereby or (v) have a Material Adverse Effect.

          (C)  NO CONSENT OR APPROVAL REQUIRED.  Except with respect to the
               -------------------------------
filing of a pre-merger notification report under the HSR Act and expiration of the applicable waiting period thereunder (which expiration, as to this Agreement but not the Stock Purchase Agreement, occurred on November 15, 1993), no consent, authorization, approval, permit, license, exemption by or other order of, declaration to or filing with any Federal, state or local governmental authority is required (i) to be obtained by the Buyer for the execution, delivery and performance of the transactions contemplated by this Agreement, the Bill of Sale and Assumption, the License Agreement, the Sublease or the Services Agreement, other than those which if not obtained would not have a Material Adverse Effect, or (ii) to prevent the termination, cancellation, modification, amendment or waiver of any right, privilege, license, agreement or contract of the Buyer which, if terminated, canceled, modified, amended or waived, could reasonably be expected to have a Material Adverse Effect.

          (D)  FINANCING.  The Buyer has, or has commitments from financing
               ---------
sources to provide, sufficient funds to pay to the Seller at the Closing by wire transfer of immediately available funds the cash payment contemplated by Section 2.1(a). In connection therewith, SCHEDULE 3.3(D) includes true and correct
                                  ---------------
copies of all such commitments.

          (E)  BROKERS.  Except as set forth on SCHEDULE 3.3(E), neither the
               -------                          ---------------
Buyer, Merisel nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.


                                 ARTICLE IV

                            [INTENTIONALLY OMITTED]



                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

          5.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS.  The obligation of the
                --------------------------------------
Seller to sell the Purchased Assets, and of the Buyer to purchase the Purchased Assets and assume the Assumed Obligations, are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller or the Buyer, as applicable:

                (A)  LEGAL ACTION.  No temporary restraining order, preliminary
                    ------------
injunction or permanent injunction or other order preventing the consummation of transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect. Each party agrees to use its best efforts to have any such injunction or order lifted.

          (B)  LEGISLATION.  No Federal, state or local statute, rule or
               -----------
regulation or ordinance shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

          (C)  LICENSE AGREEMENT.  The License Agreement shall have been
               -----------------
duly executed and delivered by the Seller and the Buyer.

          (D)  VOLUME PURCHASE AGREEMENT.  The Seller and Merisel Americas,
               -------------------------
Inc., a Delaware corporation ("Merisel Americas"), shall have duly executed and delivered a volume purchase agreement (the "Volume Purchase Agreement"), pursuant to which Merisel Americas shall supply certain products to the Seller.

          (E)  SERVICES AGREEMENT.  The Seller and the Buyer shall have
               ------------------
duly executed and delivered a distribution and services agreement (the "Services Agreement"), pursuant to which the Seller shall provide to the Buyer certain distribution and logistics services.

          (F)  SUBLEASE.  The Seller and the Buyer shall have duly executed
               --------
and delivered a sublease (the "Sublease"), pursuant to which the Seller shall provide to the Buyer certain office space.

          (G)  REPURCHASE AGREEMENTS.  The Buyer shall have entered into
               ---------------------
repurchase agreements (the "Buyer Repurchase Agreements") with each of the finance companies listed on ANNEX 5.1(G), which finance companies and the Seller
                            ------------
are currently parties to those repurchase agreements listed on ANNEX 5.1(G) (the
                                                               ------------
"Seller Repurchase Agreements").

          (H)  STOCK PURCHASE AGREEMENT.  The Seller and Merisel shall have
               ------------------------
duly executed and delivered a stock purchase agreement (the "Stock Purchase Agreement"), pursuant to which the Seller shall purchase from Merisel and Merisel shall sell to the Seller shares of Common Stock of Merisel.

          5.2. CONDITIONS TO OBLIGATIONS OF THE BUYER.  The obligation of the
                --------------------------------------
Buyer to purchase the Purchased Assets and assume the Assumed Obligations is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer:

          (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Seller set forth in Section 3.1
shall be true and correct in all material respects as of the Closing as though made at and as of the Closing, and the Buyer shall have received a certificate from the Seller signed by an authorized officer of the Seller to that effect (it being understood that the Seller shall have the right to make additions, deletions or modifications to the Schedules relating to the representations and warranties set forth in Section 3.1 after the date hereof but prior to the Closing; PROVIDED, that if any such additions, deletions or modifications result
         --------
in the failure of the Seller to satisfy the condition set forth in this paragraph (a), then the Buyer shall not be obligated to purchase the Purchased Assets or to assume the Assumed Obligations, but the Buyer shall not have any claim against the Seller with respect to the additions, deletions or modifications so disclosed to the Buyer).

          (B)  PERFORMANCE OF OBLIGATIONS OF THE SELLER.  The Seller shall
               ----------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing, and the Buyer shall have received a certificate from the Seller signed by an authorized officer of the Seller to that effect.

          (C)  AUTHORIZATION.  All action necessary to authorize the
               -------------
execution, delivery and performance of this Agreement, the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the License Agreement, the Volume Purchase Agreement, the Sublease, the Stock Purchase Agreement and the Services Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Seller and the Buyer shall have received all such counterpart originals, certified or other copies of such documents as the Buyer may reasonably request.

          (D)  BILL OF SALE AND ASSUMPTION; CONVEYANCE INSTRUMENTS.  The
               ---------------------------------------------------
Seller shall have duly executed and delivered to the Buyer the Bill of Sale and Assumption, the Trademark Assignment, the Copyright Assignment, the Patent Assignment and such other instruments of conveyance and transfer as shall be reasonably requested by the Buyer to effect the transfer of the Purchased Assets.

          (E)  OPINION OF COUNSEL TO THE SELLER.  The Buyer shall have
               --------------------------------
received the opinion dated the date of the Closing of O'Sullivan Graev & Karabell, counsel to the Seller, in form and substance reasonably satisfactory to counsel to the Buyer.

          (F)  GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.  All material
               -----------------------------------------
consents, authorizations, orders or approvals of, and filings or registrations with or expiration of waiting periods imposed by, any Federal, state or local governmental body which are required for or in connection with the execution and delivery by the Seller of this Agreement, the Bill of Sale and Assumption, the License Agreement, the Volume Purchase Agreement, the Sublease and the Services Agreement, and the consummation of the transactions contemplated thereby, and the transfer to the Buyer of the Purchased Assets, shall have been obtained or made.

          (G)  THIRD PARTY CONSENTS.  Consents from the following persons
               --------------------
shall have been obtained: Federal Express, IBM Credit Corporation and Rosewood Associates.

          (H)  VENDOR LETTERS.  The Buyer shall have received letters from
               --------------
each of IBM, Compaq, Apple and Hewlett Packard relating to sales of products sold by such vendors after the Closing in form and substance reasonably satisfactory to the Buyer.

          (I)  AD FUND AGREEMENT.  The Buyer shall have received that
               -----------------
portion of the corpus of the trust under the Ad Fund Agreement held for the benefit of the Franchisees to the extent of the Seller's interest therein, and a new trustee thereunder, designated by the Buyer, shall have been appointed.

          5.3. CONDITIONS TO OBLIGATIONS OF THE SELLER.  The obligation of the
               ---------------------------------------
Seller to sell the Purchased Assets to the Buyer is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller:

          (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Buyer set forth in Section 3.3 shall be true and correct in all material respects as of the Closing as though made at and as of the Closing, and the Seller shall have received a certificate from the Buyer signed by an authorized officer of the Buyer to that effect (it being understood that the Buyer shall have the right to make additions, deletions or modifications to the Schedules relating to the representations and warranties set forth in Section
3.3 after the date hereof but prior to the Closing; PROVIDED, that if any such
                                                    --------
additions, deletions or modifications result in the failure of the Buyer to satisfy the condition set forth in this paragraph (a), then the Seller shall not be obligated to sell the Purchased Assets, but the Seller shall not have any claim against the Buyer with respect to the additions, deletions or modifications so disclosed to the Seller).

          (B)  PERFORMANCE OF OBLIGATIONS OF THE BUYER.  The Buyer shall
               ---------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing, and the Seller shall have received a certificate from the Buyer signed by an authorized officer of the Buyer to that effect.

          (C)  AUTHORIZATION.  All action necessary to authorize the execution,
               -------------
delivery and performance of this Agreement, the Bill of Sale and Assumption, the License Agreement, the Sublease and the Services Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Buyer and the Seller shall have received all such counterpart originals or certified or other copies of such documents as the Seller may reasonably request.

          (D)   BILL OF SALE AND ASSUMPTION; ASSUMPTION INSTRUMENTS.  The
                ---------------------------------------------------
Buyer shall have duly executed and delivered to the Seller the Bill of Sale and Assumption and such other instruments of assumption as shall be reasonably requested by the Seller to effect the assumption by the Buyer of the Assumed Obligations.

          (E)   OPINION OF COUNSEL TO THE BUYER.  The Seller shall have
                -------------------------------
received an opinion dated the date of the Closing of Riordan & McKinzie, counsel to the Buyer, in form and substance reasonably satisfactory to counsel to the Seller.

          (F)   GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.  All material
                -----------------------------------------
consents, authorizations, orders or approvals of, and filings or registrations with or expiration of waiting periods imposed by, any Federal, state or local governmental body which are required for or in connection with the execution and delivery by the Buyer of this Agreement, the Bill of Sale and Assumption, the License Agreement, the Volume Purchase Agreement, the Sublease and the Services Agreement and the consummation of the transactions contemplated thereby shall have been obtained or made.

          (G)  THIRD PARTY CONSENTS.  Consents from the following persons shall
               --------------------
have been obtained: Federal Express, IBM Credit Corporation and Rosewood Associates.

          (H)  GUARANTY AGREEMENT.  The Guaranty Agreement shall have been duly
               ------------------
executed and delivered to the Seller and shall be in full force and effect in accordance with the terms thereof.

                                   ARTICLE VI

                                    CLOSING

          The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement, is taking place at the offices of ComputerLand Corporation, 5964 West Las Positas, Pleasanton, California 94566-8575 on the date hereof (the "Closing Date") and shall be deemed effective immediately following the close of the Business Day (as defined in the Services Agreement) on the Closing Date.

                                  ARTICLE VII

                                INDEMNIFICATION

          7.1.  INDEMNIFICATION BY THE SELLER.  Subject to the terms and
                -----------------------------
conditions of this Agreement, the Seller shall indemnify and hold harmless the Buyer and its successors and assigns (the "Buyer Indemnitees") from and against any and all losses, damages, costs, obligations, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred by any Buyer Indemnitee as a result of any of the following:

               (a) the breach of any representation and warranty of the Seller set forth in Section 3.1 of this Agreement;

               (b) the breach of any covenant or agreement required to be performed by the Seller under this Agreement, other than the covenants and agreements set forth in Section 2.2;

               (c)  any liability arising out of any Excluded Obligation;

               (d) any liability arising out of any Excluded Asset or the Retained Businesses;

               (e) any brokerage or finder's fees arising out of the transactions contemplated hereby owing or claimed to be owing to any party engaged by the Seller; and

               (f) any liability arising out of any of the Buyer Repurchase Agreements which relate to the sale of products prior to the Closing;

PROVIDED, HOWEVER, that "Losses" shall be calculated net of (i) insurance
- --------  -------
proceeds actually received, (ii) amounts actually recovered in respect of indemnification claims (other than any indemnification claims arising under this Section 7.1), (iii) tax deductions, credits or other benefits actually received or (iv) other amounts actually recovered pursuant to a cross-claim or counterclaim arising from or in connection with the circumstances that give rise to such Losses pursuant to a final adjudication.

          7.2.  INDEMNIFICATION BY THE BUYER.  Subject to the terms and
                ----------------------------
conditions of this Agreement, the Buyer shall indemnify and hold harmless the Seller and its successors and assigns (the "Seller Indemnitees") from and against any and all Losses incurred by any Seller Indemnitee as a result of any of the following:

               (a) the breach of any representation and warranty of the Buyer set forth in Section 3.3;

               (b) the breach of any covenant or agreement required to be performed by the Buyer under this Agreement, other than the covenants and agreements set forth in Section 2.2;

               (c)  any liability arising out of any Assumed Obligation;

               (d) any brokerage or finder's fees arising out of the transactions contemplated hereby owing or claimed to be owing to any party engaged by the Buyer; and

               (e) any liability arising out of any of the Seller Repurchase Agreements which relate to the sale of products after the Closing;


PROVIDED, HOWEVER, that "Losses" shall be calculated net of (i) insurance
- --------  -------
proceeds actually received, (ii) amounts actually recovered in respect of indemnification claims (other than any indemnification claims arising under this Section 7.2), (iii) tax deductions, credits or other benefits actually received or (iv) other amounts actually recovered pursuant to a cross-claim or counterclaim arising from or in connection with the circumstances that give rise to such Losses pursuant to a final adjudication.

          7.3.  ASSERTION OF CLAIMS.  No claim, demand, suit or cause of action
                -------------------
shall be brought under Section 7.1 or 7.2 unless the Buyer Indemnitee or the Seller Indemnitee, as the case may be, gives the indemnifying party (the "Indemnifying Party") written notice of the existence of any such claim, demand, suit or cause of action and the amount thereof, to the extent known, and provides to the extent available all written documentation relating thereto on or prior to the Survival Date, if any, applicable to any representation forming the basis of a claim, demand, suit or cause of action under Section 7.1 or 7.2.

          7.4.  NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.  (a)  Any action, suit
                ----------------------------------------
or proceeding (a "Proceeding") brought by a third party against a Buyer Indemnitee or Seller Indemnitee, as the case may be (the "Indemnified Party"), with respect to which the Buyer or Seller may have an indemnification obligation under this Article VII, shall be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the Indemnifying Party, unless otherwise agreed to in writing by the Indemnifying Party, using counsel reasonably satisfactory to the Indemnified Party; PROVIDED,
                                                                       --------
HOWEVER, that the Indemnifying Party shall not have the right to assume the
- -------
defense of any Proceeding if (i) such Proceeding seeks an
injunction, restraining order, declaratory relief or other nonmonetary relief and, if decided adversely, such Proceeding could have a Material Adverse Effect on the Indemnified Party or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and (A) the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) in the reasonable opinion of counsel for the Indemnified Party, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnifying Party because such interests could be in conflict with those of the Indemnifying Party; PROVIDED,HOWEVER, that the Indemnifying Party shall
                           -------- -------
not be liable for the fees and expenses of more than one counsel for the Indemnified Party. In addition, if the Indemnifying Party shall not assume the defense of any Proceeding within a reasonable time after receipt of notice of such Proceeding from the Indemnified Party, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to assume the defense of such Proceeding.

          (b) If the Indemnifying Party shall assume the defense of a Proceeding (under circumstances in which the proviso to the Section 7.4(a) is not applicable), the Indemnifying Party shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not exercise its right to assume defense of a Proceeding (but is not otherwise restricted from so assuming such defense by the first proviso to Section 7.4(a)), it shall nevertheless be entitled to participate in such defense with its own counsel and the fees and expenses of both counsel to the Indemnified Party and the Indemnifying Party shall be aggregated and borne by the Indemnifying Party. If the Indemnifying Party does not assume the defense of a Proceeding because it is restricted from assuming such defense by the first proviso to Section 7.4(a), it shall nevertheless be entitled to participate in such defense with its own counsel and the fees and expenses of both counsel to the Indemnified Party and the Indemnifying Party shall be aggregated and borne 50% by the Indemnifying Party and 50% by the Indemnified Party.

          (c) Regardless of which party is controlling the defense of any Proceeding, the controlling party shall keep the other party fully informed of such Proceeding at all stages thereof, whether or not it is so represented, the party not controlling the defense of such Proceeding shall make available to the other party all books and records of such party relating to such Proceeding and the parties hereto shall render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of such Proceeding.

          (d) The party controlling the defense of any Proceeding shall not make any settlement of any action, suit or proceeding without the written consent of the other party which, consent shall not be unreasonably withheld.

          7.5.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  (a)
                -----------------------------------------------------
Subject to the further provisions of this Article VII, the representations and warranties of the Seller contained in Section 3.1 and the representations and warranties of the Buyer contained in Section 3.3 shall survive the Closing and shall terminate at the end of the 18th month after the date of the Closing;

PROVIDED, HOWEVER, that (i) the representations and warranties of the Seller set
- --------  -------
forth in the first sentence of Section 3.1(g) hereof shall survive the Closing and remain in full force and effect until the fifth anniversary of the Closing and (ii) the representations and warranties of the Seller set forth in Sections 3.1(a), (b), (c), (h), (i) and (o) hereof shall survive the Closing and remain in full force and effect until the 30th month anniversary of the Closing (each of the foregoing termination dates, a "Survival Date"). Any representation or warranty which would otherwise terminate after a Survival Date shall survive until the final adjudication or settlement of any claim for the breach thereof if notice of any inaccuracy or breach thereof, including a reasonably detailed description of such alleged inaccuracy or breach, shall have been given in writing to the Seller or the Buyer, as the case may be, on or prior to a Survival Date.

          (b) Except as otherwise expressly provided in this Agreement, all covenants contained in this Agreement shall survive the Closing and remain in full force and effect without time limit.

          7.6.  LIMITATIONS ON INDEMNIFICATION.  Anything contained herein to
                ------------------------------
the contrary notwithstanding, the Seller shall not be obligated under Section 7.1(a) for the payment of Losses incurred by any Buyer Indemnitee unless and until, and only to the extent that, the aggregate amount of all Losses incurred by all Buyer Indemnitees with respect to which the Seller is obligated to provide indemnification pursuant to Section 7.1(a) exceeds the amount by which $1,000,000 is greater than the aggregate amount, if any, incurred by the Buyer in connection with those matters set forth on SCHEDULE 7.6; PROVIDED, HOWEVER,
                                              ------------  --------  -------
that in no event shall Losses for which the Seller shall be liable under Section 7.1(a) exceed in the aggregate $25,000,000. Anything contained herein to the contrary notwithstanding, the Buyer shall not be obligated under Section 7.2(a) for the payment of Losses incurred by any Seller Indemnitee unless and until, and only to the extent that, the aggregate amount of all Losses incurred by all Seller Indemnitees with respect to which the Buyer is obligated to provide indemnification pursuant to Section 7.2(a) exceeds $1,000,000; PROVIDED,
                                                               --------
HOWEVER, that in no event shall Losses for which the
- -------

Buyer shall be liable under Section 7.2(a) exceed in the aggregate $25,000,000.

          7.7.  REMEDIES EXCLUSIVE.  The rights of the parties to
                ------------------
indemnification under this Article VII shall be the sole and exclusive contractual right or remedy in connection with any Losses arising from or in connection with this Agreement.


                                  ARTICLE VIII

                       ADDITIONAL POST-CLOSING AGREEMENTS

          8.1.  MUTUAL PROTECTION OF GOODWILL IN TRADEMARKS, ETC.  (a)  The
                -------------------------------------------------
Buyer acknowledges the validity, value and goodwill in the "ComputerLand" name and the Seller's proprietary rights therein with respect to the Seller's use thereof anywhere in the world other than the Designated Territory. All parties acknowledge that no right, title and interest with respect to the Trademarks and the goodwill appurtenant thereto shall be retained by the Seller in the Designated Territory. In order to protect such validity, value and goodwill, to the extent the Buyer uses the "ComputerLand" name, the Buyer shall use the "ComputerLand" name and any mark confusingly similar with the "ComputerLand" name in a commercially reasonable manner at all times and shall protect its rights in each such name in the same manner in which Merisel has previously protected its rights in the proprietary trade names, service marks and trademarks of Merisel. The Buyer shall not challenge or interfere with the Seller's use or ownership of the "ComputerLand" name or use or seek to register or otherwise establish rights in the "ComputerLand" name, or any confusingly similar name, anywhere in the world other than in the Designated Territory.

          (b) The Seller acknowledges the validity, value and goodwill in the Trademarks and the Buyer's proprietary rights therein within the Designated Territory following the Closing. In order to protect such validity, value and goodwill, to the extent the Seller uses one or more of the Trademarks, or any mark confusingly similar with one or more of the Trademarks, outside of the Designated Territory, the Seller shall use such terms in a commercially reasonably manner at all times and shall protect its rights in such names in the same manner in which the Seller has previously protected its rights in the Trademarks anywhere in the world and in the same manner in which the Seller protects its rights in any other proprietary trade names, service marks and Trademarks owned by the Seller. The Seller shall not challenge or interfere with the Buyer's use or ownership of any of the Trademarks or use or seek to register or otherwise attempt to establish rights in any mark confusingly similar with any of the Trademarks anywhere within the Designated Territory.

          8.2.  SELLER'S RESTRICTIVE COVENANT.  (a)  Except in connection with
                -----------------------------
the performance of the agreements set forth in Section 1.5 hereof, from the Closing until the 36th monthly anniversary of the Closing (the "Restriction Period"), the Seller shall not, directly or indirectly, engage in the sale or distribution of microcomputers or similar products to third party resellers of such products located anywhere in the Designated Territory; PROVIDED, HOWEVER,
                                                            --------  -------
that the foregoing restriction shall not apply to:

               (i) sales of any products to (A) any company that purchases such products primarily for internal use, (B) any company that is engaged in the resale of such products to third parties that are (1) affiliates of such company or (2) otherwise engaged in an independent business relationship with such company or an affiliate of such company where the resale of such products is an ancillary activity of such business relationship (e.g., an independent insurance broker that acquires such products from a reseller division or subsidiary of an insurance company or a hotel franchisee that acquires such products from a reseller division or subsidiary of the hotel franchisor), (C) any financial leasing company, (D) any rental company, (E) any company engaged in the original equipment manufacturing of microcomputer products, (F) any company set forth on SCHEDULE 8.2 or (G) any company
                                                 ------------
          whose primary business involves either of the following activities:

                    (x) the purchase of products as agent for ultimate end-users where such end-users are billed directly by the Seller for such products; or

                    (y) the purchase of products which are integrated into end-
               users' systems where such company retains title to such products; or

          (ii) sales of spare parts to any person or entity.

As used in this Section 8.2, any legal entity or division thereof shall constitute a "company" if such legal entity or division shall be the direct purchaser of such products from the Seller. In addition, the Seller shall not, during the Restriction Period, (1) perform any distribution services (including configuration services) substantially similar to those provided to the Buyer under the Services Agreement for computer resellers, aggregators or distributors, (2) act as a franchisor with respect to franchisees that compete with the Subject Business in any manner or (3) initiate any program if it is reasonably established that the principal purpose of such program is to permit the Seller to cause a third party reseller to change its method of doing business so as to enable the Seller to be eligible to claim the benefit of
clause (G)(x) or (y) above.   Anything contained in
this Agreement to the contrary notwithstanding, the Seller's performance under the Services Agreement shall not be deemed a breach of this Section 8.2. In the event the Buyer and the Seller shall enter into negotiations regarding the extension of the Distribution Period (as defined in the Services Agreement), then it is the intention of the Seller and the Buyer to discuss the extension of the Restriction Period as part of conducting such negotiations.

          (b) The Seller has carefully considered the nature and extent of the restrictions set forth herein and acknowledges that the same are reasonable with respect to scope, duration and territory. It is the desire and intent of the Seller and the Buyer that the provisions of this Section 8.2 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement thereof is sought. Accordingly, if any provision of this Section 8.2 shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the Seller or the Buyer, shall be deemed amended to delete therefrom or to modify provisions thereof so as to restrict (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable. It is further acknowledged that any monetary remedy for any breach of the Seller's covenant set forth in Section 8.2(a) will be inadequate and that the Buyer will be entitled to temporary and permanent injunctive relief against the Seller in addition to any other relief or remedies to which the Buyer may be entitled, without the necessity of proving actual damages.

          8.3.  ACCESS.  (a)  To the extent permitted by applicable law or
                ------
existing contractual arrangement, the Seller shall, upon request, permit the Buyer and its representatives, at reasonable times during normal business hours and in a reasonable manner which is not disruptive to the operations of the Seller, to inspect and to make copies of (at the expense of the Buyer) all records of the Seller relating to the Subject Business prior to the Closing, including, without limitation, sales and royalty records, accounting records and employee records. The Seller shall use its reasonable efforts to avoid entering into agreements prohibiting or restricting the Buyer's access to the records of the Subject Business. The Seller represents and warrants to the Buyer that, except with respect to vendor agreements and agreements set forth on SCHEDULE
                                                                     --------
8.3(A), there are no existing contractual restrictions on the ability of the
- ------
Seller to provide access to such records to the Buyer. Any information provided pursuant to this Section 8.3(a) shall be treated in accordance with Section 8.5. The Seller shall not dispose of such records during the five-year period commencing with the Closing without the Buyer's prior written consent, which consent shall not be unreasonably withheld. Following the expiration of such five-year period, the Seller may dispose of such records at any time following 90 days' prior written notice to the Buyer. During such 90-day period, the Buyer shall have the right, at the Buyer's sole expense, to take possession of all or any part of such records at a time to be agreed upon by the Seller and the Buyer. In addition to the foregoing, the Seller shall provide to the Buyer copies of, and the Buyer shall have the nonexclusive right to use within the Designated Territory, (i) all mailing addresses of and any other data relating to the Franchisees and Datago Purchasers, (ii) all vendor lists relating to the Subject Business and (iii all forms, catalogs, brochures, advertising materials, training and marketing manuals and franchise and Datago operating manuals relating to the Subject Business, including, without limitation, ACCESS materials and materials relating to the Agreements, Program and services referred to in Sections 1.2(k) through
(n).

          (b) To the extent permitted by applicable law or existing contractual arrangement, the Buyer shall, upon request, permit the Seller and its representatives, at reasonable times during normal business hours and in a reasonable manner which is not disruptive to the operations of the Buyer, to inspect and to make copies of (at the expense of the Seller) all records of the Buyer relating to the Buyer Subject Business. The Buyer shall use its reasonable efforts to avoid entering into agreements prohibiting or restricting the Seller's access to the records of the Buyer Subject Business. The Buyer represents and warrants to the Seller that, except with respect to vendor agreements and agreements set forth on SCHEDULE 8.3(B), there are no existing
                                       ---------------
contractual restrictions on the ability of the Buyer to provide access to such records to the Seller. Any information provided pursuant to this Section 8.3(b) shall be treated in accordance with Section 8.5. The Buyer shall not dispose of such records during the five-year period commencing with the Closing without the Seller's prior written consent, which consent shall not be unreasonably withheld. Following the expiration of such five-year period, the Buyer may dispose of such records at any time following 90 days' prior written notice to the Seller. During such 90-day period, the Seller shall have the right, at the Seller's sole expense, to take possession of all or any part of such records at a time to be agreed upon by the Seller and the Buyer.

          8.4.  RENEWALS AND ASSIGNMENTS OF FRANCHISE AGREEMENTS.  From and
                ------------------------------------------------
after the Closing, the Buyer shall cause each Franchisee renewing or assigning a Franchise Agreement to enter into a new franchise agreement with the Buyer and to release the Seller from its obligations thereunder as a condition to such renewal or assignment.

          8.5.  CONFIDENTIALITY MATTERS.  (a)  At the Closing, the Seller shall
                -----------------------
assign to the Buyer all of the Seller's right, title and interest in any confidentiality agreements to the extent such agreements pertain to the sale of the Subject Business entered into by the Seller in connection with the sale of the Subject Business and, if available, shall deliver to the Buyer the executed originals of such agreements. The Seller shall not amend, modify or supplement, or grant any consent or waiver under or with respect to, any of such confidentiality agreements without the Buyer's prior written consent.

          (b) From and after the Closing, each of the Buyer and the Seller shall maintain the confidentiality of all confidential or proprietary information of the other party, including marketing, advertising and promotional methods, agreements with vendors, manufacturers, distributors and other suppliers, Franchise Agreements, Datago Agreements, customer lists, pricing policies, financial information, sales volume, inventory procedures and amounts, logistic systems, computer programs (including source code and object code), ideas, concepts, processes, research and development and other information related to the business or customers of such other party (collectively, "Confidential Information"). Neither party will use (except in connection with this Agreement or the transactions contemplated hereby), transfer, release, publish or disclose, directly or indirectly, any Confidential Information of the other party, without such other party's prior written consent, except as required by law. Confidential Information does not include any information that
(i) becomes generally known or available to the public, through no fault of such party, (ii) was known by such party, without any obligation of confidentiality, prior to the date hereof or (iii) is lawfully obtained by such party after the date hereof from a third party not bound by any obligation of confidentiality to the other party. Each party understands that the other party will not have an adequate remedy at law for a breach or threatened breach by such party of the terms of this Section and therefore agrees that in the event of such a breach or threatened breach, the other party may obtain an injunction or restraining order to enjoin such breach or threatened breach, in addition to any other available remedy.

          8.6.  SALE OF CERTAIN NOTES AND EQUITY - RIGHT OF FIRST OFFER.  In the
                -------------------------------------------------------
event the Seller desires to sell any of its right and interest in and to the notes receivable set forth on SCHEDULE 3.1(F) or the equity interests set forth
                              ---------------
on SCHEDULE 3.1(E) (collectively, the "Investments") at any time during the one-
   ---------------
year period following the Closing Date, the Seller shall first offer to sell any such Investment to the Buyer pursuant to a written notice (the "Offer Notice") setting forth the proposed purchase price for such Investment and all other material terms relating to such sale. The Buyer shall have the right to accept such offer by providing written notice (a "Notice of Acceptance") of its acceptance thereof to the Seller at any time within 15 days following the Buyer's receipt of the Offer Notice. The closing of the purchase and sale of any Investment to the Buyer pursuant to this Section 8.6 shall occur within 30 days of the Buyer's delivery to the Seller of a Notice of Acceptance on the terms set forth in the Offer Notice. If the Buyer does not deliver a Notice of Acceptance to the Seller within the aforementioned 15-day period, the Seller shall have the right to sell such offered Investment to any party within the six-month period following the Seller's delivery to the Buyer of the Offer Notice upon terms no less favorable to another buyer than those set forth in the Offer Notice delivered to the Buyer. In the event such sale is not consummated within such six-month period or if the purchase price or other material terms of such proposed sale are more favorable than those set forth in the Offer Notice, the offered Investment shall again be offered to the Buyer pursuant to this
Section 8.6 if the one-year first offer period has not expired. The parties shall use their best efforts and act in good faith in order to carry out the intent of this Section 8.6, and shall enter into such agreements and execute such instruments of transfer as shall be necessary and appropriate to effect the sale, if any, contemplated by the provisions of this Section 8.6. Nothing contained in this Section 8.6 shall prevent the Seller from amending or waiving any provision of the Investments or any agreement or instrument relating to the Seller's rights under the Investments.

          8.7.  CHANGE OF NAME.  The Seller shall change its corporate name to a
                --------------
name which does not include "ComputerLand", "Datago" or any name similar thereto by filing an amendment to the Seller's Restated Certificate of Incorporation with the Delaware Secretary of State within 90 days after the Closing.

          8.8.  VENDOR CONSENTS.  After the Closing, at the written request of
                ----------------
the Buyer, the Seller shall cooperate with the Buyer and work in good faith with the Buyer to obtain the consents of the vendors and Datago Purchasers contemplated by SCHEDULE 3.1(B) identified in writing by the Buyer and which
                ---------------
were not obtained on or prior to the Closing; PROVIDED, HOWEVER, that neither
                                              --------  -------
the Buyer nor the Seller shall be required to incur any obligations or liabilities in obtaining any such consent, except for ordinary and necessary out-of-pocket expenses incurred in connection therewith, which expenses shall be borne equally by the Buyer and the Seller.

          8.9.  NO SOLICITATION OF EMPLOYEES.  Except as provided in Article X,
                ----------------------------
from the date hereof through December 31, 1995, neither the Buyer nor the Seller shall solicit the employees of the other or any other person who was employed by the other within six months of his or her termination of such employment.

          8.10.  FINANCIAL STATEMENTS.  After the Closing, at the written
                 --------------------
request of the Buyer, and at the Buyer's expense, the Seller shall cooperate with the Buyer and its accountants to prepare, modify or provide additional information with respect to any financial statements or schedules relating to the Subject Business.


                                   ARTICLE IX

                            [INTENTIONALLY OMITTED]

                                   ARTICLE X

                               EMPLOYMENT MATTERS

          10.1.  OBLIGATIONS OF BUYER.  Effective as of the Closing, the Buyer
                 --------------------
shall extend offers of employment to all employees of the Seller employed in conducting the Subject Business immediately prior to the Closing on general terms of employment, including base salary, commission, bonus, benefits and similar arrangements, substantially comparable to those under which such employees were employed by the Seller immediately prior to the Closing on an aggregate basis (recognizing that individual differences in specific terms of employment may exist), except for one employee of the Subject Business on leave on the Closing Date, to whom the Buyer shall offer such employment upon return from such leave. The Buyer shall reimburse the Seller promptly upon written demand for any payroll amounts paid by the Seller to any employee of the Subject Business who shall accept the Buyer's offer with respect to any period after the date hereof. The Buyer shall credit the employees employed in conducting the Subject Business who shall accept the Buyer's offer with the full length of their period of service with the Seller for purposes of determining their eligibility to participate in, and the calculation of benefits under, the employee benefit plans of the Buyer and for purposes of calculating severance obligations of the Buyer to such employees; PROVIDED, HOWEVER, that for purposes
                                            --------  -------
of calculating the eligibility of employees of the Subject Business to participate in the 401(k) plan maintained by the Merisel Group, no employee of the Subject Business shall be credited with more than five years of service upon being hired by the Buyer. In connection therewith, the Buyer shall be responsible for and shall pay all claims for severance made by the employees employed in conducting the Subject Business who shall accept the Buyer's offer and shall be responsible for accrued and unpaid vacation of such employees to the extent of the amount of the payment for such accrued and unpaid vacation received from the Seller pursuant to Section 10.2(b). The Buyer shall be responsible for all benefit claims of the employees employed in conducting the Subject Business who shall accept the Buyer's offer arising after the Closing relating to periods after to the Closing, including severance payments, COBRA coverage, workmen's compensation, unemployment compensation and other government mandated benefits. The Buyer acknowledges that the Seller makes no representation that any of its employees will accept the Buyer's offer of employment. The Buyer shall have no liability with respect to the employment or termination of employment of any of the Seller's employees who do not accept the Buyer's offer of employment so long as such employees are not successful in asserting that their employment by the Seller had been constructively terminated solely by virtue of the offer of employment made by the Buyer. The Buyer represents and warrants to the Seller that employees of the Merisel Group who are attributed with at least five years of service by the Merisel Group shall be fully vested under the 401(k) plan maintained by the Merisel Group.

          10.2.  OBLIGATIONS OF SELLER.  The Seller shall (a) deliver to the
                 ---------------------
Buyer no later than three days prior to the Closing a list of all employees of the Seller then employed in conducting the Subject Business, (b) deliver to the Buyer within 30 days after the Closing Date a check in an amount which shall represent the Seller's calculation of all accrued and unpaid vacation pay on or prior to the Closing due to the employees of the Subject Business who accept the Buyer's offer and who are identified by the Buyer to the Seller prior to the 15th day after the Closing and (c) be responsible for all liabilities that have accrued with respect to periods ending prior to the Closing with respect to the employees of the Subject Business, except for severance obligations to the employees of the Subject Business who accept the Buyer's offer and accrued and unpaid vacation owed to such employees in the amount referred to in clause (b) above. The Seller acknowledges that, after the Closing, the Buyer shall have the right, subject to the Buyer's obligations set forth in Section 10.1, to make all decisions regarding employment matters based on its sole determination as to the Buyer's business needs and performance of its employees.


                                   ARTICLE XI

                                 MISCELLANEOUS

          11.1.  EXPENSES; TRANSFER TAXES, ETC.  Except as set forth in this
                 ------------------------------
Section 11.1 or otherwise in this Agreement, all fees, costs and expenses incurred by any party to this Agreement in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses, shall be borne by such party. The Buyer shall pay all (a) sales, use and excise taxes and all registration, recording or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement and (b) costs and expenses of the independent accountants of the Seller in preparing the Financial Statements and delivering their report thereon, whether or not the Closing shall occur.

          11.2.  ENTIRE AGREEMENT.  This Agreement (including the Schedules and
                 ----------------
Annexes attached hereto) contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings between the parties with respect thereto; PROVIDED,
                                                                       --------
HOWEVER, that the provisions of the Confidentiality Agreement shall remain in
- -------
full force and effect to the extent not inconsistent herewith.

          11.3.  DESCRIPTIVE HEADINGS.  Descriptive headings are for convenience
                 --------------------
only and shall not control or affect the meaning or construction of any provisions of this Agreement.

          11.4.  NOTICES.  All notices or other communications which are
                 -------
required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Buyer to:

               Merisel FAB, Inc.
               c/o Merisel, Inc.
               200 Continental Boulevard
               El Segundo, California 90245-0984
               Attention:  Michael D. Pickett
                           Co-Chairman, President and
                             Chief Executive Officer
               Telecopier: (310) 615-1234;

          with a copy to:

               Riordan & McKinzie
               300 South Grand Avenue
               29th Floor
               Los Angeles, California 90071-3155
               Attention:  Robert G. Morrish, Esq.
               Telecopier: (213) 229-8550;

          if to the Seller, to:

               ComputerLand Corporation
               59611 West Las Positas
               Pleasanton, California  94566-8575
               Attention:  Richard F. Vitkus
                           Senior Vice President and
                             General Counsel
               Telecopier:  (510) 734-4802;

          with a copy to:

               O'Sullivan Graev & Karabell
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Lawrence G. Graev, Esq.
               Telecopier: (212) 408-2467;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day (as hereinafter defined) after dispatch if sent by nationally-recognized, overnight courier and (iii) three business days following the posted date, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in California are not required to be open.

          11.5.  COUNTERPARTS.  This Agreement may be executed in any number of
                 ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          11.6.  GOVERNING LAW.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California applicable to contracts made and performed wholly therein.

          11.7.  BENEFITS OF AGREEMENT.  The terms and provisions of this
                 ---------------------
Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Except as provided in the previous sentence, this Agreement shall not inure to the benefit of any persons or entities not a party hereto. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except for an assignment to any secured lender in connection with the financing provided by such lender to the assigning party or to the purchaser of substantially all the assets of the party so assigning this Agreement; provided, however, that from
                                                 --------  -------
and after the date hereof until the earlier of (1) the second anniversary of the date hereof and (2) the termination of the Distribution Period (as defined in the Services Agreement), (a) in the case of the Seller, such purchaser shall not be one of the following:

          [*]

______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) in the case of the Buyer, such purchaser shall not be one of the following:

          [*]

For purposes of this Section 11.7, any transaction or series of transactions by way of merger, consolidation or other business combination or purchase of beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in which a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of capital stock representing 50% or more of the total voting power entitled to vote in the election of the board of directors of the Seller, the Buyer, Merisel or such other entity surviving the transaction, as the case may be, shall constitute an assignment hereunder. [*]

          11.8.  PRONOUNS.  As used herein, all pronouns shall include the
                 --------
masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction and the word "person" includes a corporation or other entity or association as well as a natural person.

          11.9.  SEVERABILITY.  Any provision of this Agreement which is invalid
                 ------------
or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidation or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid of unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

          11.10.  AUTHORIZATION.  Effective as of the Closing Date, the Seller
                  -------------
appoints the Buyer its attorney-in-fact solely to open all mail of the Seller relating to the Subject Business addressed to the locations of the facilities of the Subject Business. Buyer will promptly send to Seller all mail not relating to the Purchased Assets or the Subject Business, except personal mail of any employee or former employee of the Subject Business.

          11.11.  AMENDMENT, MODIFICATION AND WAIVER.  This Agreement shall not
                  ----------------------------------
be amended, modified, supplemented or otherwise altered except pursuant to an instrument in writing signed by each of the parties hereto. The failure by any party

______________
[*] Omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

          11.12.  CONFIDENTIALITY AGREEMENT.  The letter agreement dated June
                  -------------------------
28, 1993 (the "Confidentiality Agreement"), relating to the confidentiality obligations of Merisel with respect to information obtained by Merisel in connection with the review of the Subject Business shall remain in full force and effect in the event of the termination of this Agreement for any reason whatsoever prior to the Closing.


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                COMPUTERLAND CORPORATION


                                By:  /s/ Ware Grove
                                     --------------
                                    Name:  Ware Grove
                                    Title:  Vice President


                                MERISEL FAB, INC.


                                By: /s/ Timothy N. Jenson
                                    ---------------------
                                    Name:  Timothy N. Jenson
                                    Title:  Vice President

For purposes of Section
2.2 hereof only.

MERISEL, INC.


By: /s/ James L. Brill
    ------------------
   Name:  James L. Brill
   Title:  Vice President